Registration No. 333-161413

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMENDMENT NO. 5

Cell-nique Corporation
(Exact name of small business issuer in its charter)

Delaware	2086	27-0693687
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12 Old Stage Coach Road, Weston, CT 06883,            888-417-9343
(Address and telephone number of principal executive offices)

12 Old Stage Coach Road, Weston, CT 06883
(Address of principal place of business or intended principal place of business)

Dan Ratner, 12 Old Stage Coach Road, Weston, CT 06883,   888-417-9343
(Name, Address and telephone number of agent for service)

COPIES TO:
Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, NY 11509        (516) 371-4598

Approximate date of proposed sale to the public:   As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:                      ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐   ________________

Large accelerated filer    ☐                                     Accelerated filer     ☐

Non-acclerated filer  ☐                                     Smaller reporting company    ☑

CALCULATION OF REGISTRATION FEE

Common Stock	15,000,000	$5.00	$75,000,000	$ 5,347.50 (a)
Title of each Share	Proposed maximum	Proposed	Maximum	Amount of
class of securities	amount to be	offering price	aggregate offering	registration fee
to be registered	registered	per Share	price

Note : Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(a) Previously paid $1,674, this amendment added $3,208.50 for additional registered shares herein.

Preliminary PROSPECTUS

Cell-nique Corporation

 15,000,000 Shares of Common Stock

This is our initial public offering of common stock. The initial public offering price is $5.00 per share. No public market currently exists for our common stock. We are selling 15,000,000 shares of common stock which have $.00001 par value per share. This represents 75% of the total outstanding shares based on the maximum amount of the offering. The Company manufacturers Cell-nique, a Super Green Drink, made of 31 Organic Super Foods. Prior to this offering there has been no public market for the shares. The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. We are a Delaware corporation.

We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. The Offering will expire on December 31, 2011, unless extended by the Company in its sole discretion for 60 days on or before December 31, 2011.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering price for the common stock has been arbitrarily determined by us. The maximum subscription is 15,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the shares after this offering or that, if developed, any such market will be sustained. See "Risk Factors" and "The Offering."

Our officers and directors may purchase the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution.

NO MIMUMIM AMOUNT OF SECURITIES IS REQUIRED TO BE SOLD IN THE OFFERING, AND NO ASSUANCE CAN BE PROVIDED AS TO THE AMOUNT OF SECURITIES THAT WILL BE SOLD, IF ANY.

The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 10.

	PER SHARE	TOTAL MINIMUM	MAXIMUM
Public offering price	$5.00	None	$75,000,000
Underwriting discounts and commissions	None	None	None
Proceeds, before expenses, to us2	$5.00	None	$75,000,000

(1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

(2) Before deduction of offering expenses estimated to be $75,000 for the maximum.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                    , 2010

Table of Contents

Summary	4
Risk Factors	9
Use of Proceeds	22
Plan of Distribution	23
Capitalization	24
Dilution	24
Business	26
Management Discussion of Analysis of Condition and Results of Operations	32
Ownership of Common Stock	41
Principal Shareholders	41
Management	43
Certain Transactions	44
Description of Securities	46
Shares Eligible for Future Sale	47
Available Information	48
Dividend Policy	49
Stock Transfer Agent	49
Experts	49
Legal Matters	49
Index to Financial Statements	50

Summary

This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

The Company
Cell-nique began operations as an unincorporated division of Physicians Capital Corporation in 2006 and subsequently incorporated as a stand alone entity in Delaware on August 7, 2008 by our founder, Physicians Capital Corporation which is 100% controlled by Dan and Donna Ratner and all assets transfer and recapitalized on December 31, 2008 at historical cost commencing operations as Cell-nique Corporation January 1, 2009.

Our principal executive offices are located at 12 Old Stage Coach Road, Weston, CT 06883 and our telephone number is 888-417-9343.

Cell-nique - Super Green Drink, was created to capture a unique void in the market demand for natural and organic food, beverages for ready to drink vegetable drinks, total natural food market defined by Natural Food Merchandiser Magazine September 2009 issues as a $68 Billion.

The Company is engaged primarily in the business of developing, manufacturing, marketing and sales of natural and organic beverages.  The Company currently offers nine Cell-nique Organic Super Green Drinks (Apple, Topical, Pomegranate, Citrus Vanilla, Japanese Roasted (Kukicha) Tea, Lemon Ginger, Berry Grape, Root Beer and Dark Chocolate).

We began production and distribution in 2006 and have limited operating history. No representation is made or implied that we will be able to carry on our activities profitably. Our growth is dependent initially upon sufficient proceeds being realized by us from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable us to grow into potentially profitable operations. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any young business.

As of December 31, 2007, 2008 and September 30, 2009, Cell-nique Corporation generated revenue of 260,211, 524,485, and 349,307 with Gross Margin of 43%, 43%, and 49% and Net Income of (516,498), (630,837), and (384,638) respectively with limited financial resources. We may not be able to continue as a going concern. We have two officers, two directors and two employees.

The Offering
The Company is offering a maximum75,000,000 shares of Common Stock, $.00001 par value at an offering price of $5.00 per Share. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

The Offering will expire on December 31, 2011, unless extended by the Company in its sole discretion for 60 days on or before December 31, 2011 See "The Offering - Structure and Timing of the Offering."

We intend to use the net proceeds of this offering to market the services the company currently offers and initiate new business development and relationships including mergers and acquisitions of other natural and organic food, beverages and supplements brands and companies. We shall seek to employ qualified, but as yet unidentified, individuals to manage such business. No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. In the event that substantially less than the net proceeds from the maximum offering are raised, our plans may be materially and adversely affected in that we may find it even more difficult, if not impossible, to realize our goals See "Risk Factors", "Use of Proceeds" and "Proposed Business."

If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Business
We manufacture, distribute and manage the Cell-nique ® brand which is an organic vegetable-based ready-to-drink "Super Green Drink", formulated with 31 organic super foods. The product is USDA certified organic. It is free of preservatives, artificial flavors and coloring.

We sell our products in natural food stores, specialty gourmet, supermarket chains, retail stores, yoga studios and gyms, doctor’s offices and direct on the internet. We primarily sell our products through a network of natural, gourmet and independent food and beverage distributors, as well as directly to consumers.

The natural and organic food, beverage and supplement industry is approximately $68 Billion in annual sales, yet it is fragmented and inefficient with many small business with annual sales of less than $5 million. We see the opportunity to acquire and merge other natural and organic brands under Cell-nique Corporation to reduce the duplication of sales staff and back-office operations.

Competition
The natural and organic food industry has many competing brands and consumers have many options. There are a number of healthy, "green drinks" in the marketplace (all others are fruit juice smoothie based and high calorie from fructose sugars). Cell-nique maintains a unique standing in the marketplace due to being the only organic ready-to-drink "Super Green Drink" that is vegetable based.

Current Financial Resources
We have limited operating history.  For the current fiscal year, we anticipate incurring a loss as a result of operations, organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and other expenses.

Dependence on
Additional Financing
The rate of growth of the Company is somewhat dependent upon the successful completion of this Offering to expand its proposed plan of operation, and the Company may need additional financing to fund its corporate activities. Such financing may come from a variety of sources, including additional equity or debt offerings.  No assurance can be given that any future financing, either equity or debt, will be available or, if available, that it can be obtained on terms acceptable to the Company. If such financing is required but is not available, the Company may be forced to significantly restrict, curtail or abandon its activities. This would have an adverse effect on the Company's business and financial condition. There can also be no assurance that the Company will survive as a viable commercial enterprise even if such additional financing is obtained.  The issuance of any additional equity after the consummation of this Offering will dilute the ownership interests of the shareholders who purchase Shares in this Offering. See "Proposed Additional Transactions" and "Risk Factors - Dilution."

We rely on our existing working capital lines with Physicians Capital Corporation to meet our minimum cash needs at the present operating level, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. We believe substantial growth would be limited if additional funding is not obtained.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Risk Profile	An investment in the Shares involves significant risks and is suitable only for persons of substantial financial means who have no need for liquidity from such investment. See "Risk Factors".

In addition to the other information in this prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Shares offered herein. An investment in the Shares offered herein is speculative in nature and involves a high degree of risk. No investment in the Shares should be made by any person who is not in a position to lose the entire amount of the investment.

Management
The Company’s CEO is Dan Ratner, who has been our Co-Founder, President and Chairman of the board of directors since our operational formation in 2006.  Mr. Ratner has served as our Chairman, President, Chief Executive Officer and Chief Financial Officer since our incorporation in 2008.  Mr. Ratner has been responsible for our products, including the original product recipes, the proprietary manufacturing process and packaging, as well as defining the merger and acquisition strategies. Mr. Ratner received a double major B.S. in Accounting and Finance in 1985 from University of Arizona, Tucson.

Donna Ratner is our Co-Founder, who has been our Vice-Chairman and Chief Marketing Officer since October 2007 and manages the Companies marketing efforts.

Authorized and Outstanding
Shares Stock

	Common Stock	Preferred Stock
Authorized:	49,000,000	1,000,000

	$.00001 par value	$2.00 stated value

Outstanding:
Prior to Offering:	5,000,000	0

After 50% of Offering is sold	12,500,000	0

After Maximum Offering is sold	20,000,000	0

Plan of Distribution
This is a direct participation, and with no commitment by anyone to purchase any shares. None of the officers and directors (a) is subject to a statutory disqualification (as defined in Sec. 3(a)(35), (b) is paid commissions or other remuneration for securities transactions, or (c) is an associated person of a broker or dealer. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors. All proceeds from subscriptions to purchase shares will be handled by the Company. A maximum of 15,000,000 shares are offered.

Cell-nique has not entered into any agreement with another party to offer and sell its securities.

The Offering will expire on December 31, 2011, unless extended by the Company in its sole discretion for 60 days on or before December 31, 2011.

Use of Proceeds
We have estimated that offering expense will not exceed $75,000. We will use the first dollars raised to offset actual offering expenses. Thereafter, we intend to apply substantially all of the net proceeds of this offering to operate the Company, repayment of debt, as well as for merger and acquisitions. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

Risk Factors
The shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: our short period of existence and limited resources; and the discretionary use of proceeds. See "Risk Factors," "Dilution" and "Use of Proceeds."

Material Persons
Our officers, directors and major shareholders are the only persons who have been instrumental in arranging our capitalization to date. Neither of our officers or directors are acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by us to any of our officers or directors.

It is anticipated we may make sales of shares to officers and directors and that such persons may purchase the shares offered hereby. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of our shares. Thus the officers and directors could purchase up to 100% of the offering amount. Such purchases will increase the equity interests already owned by the officers and directors.

Investors should carefully review the financial statements which are an integral part of this prospectus.

Dealers participating in this offering are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.

Risk Factors

An investment in our common stock is very risky.  Our financial condition is unsound.  You should not invest in our common stock unless you can afford to lose your entire investment.  You should carefully consider the risk factors described below, together with all other information in this prospectus, before making an investment decision.  If an active market is ever established for our common stock, the trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.  You also should refer to the other information set forth in this prospectus, including our financial statements and the related notes.

RISKS RELATED TO THE OFFERING

Completion of this offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to us raising a minimum offering amount.  As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  Investors should not rely on the success of this offering to address our need for funding. During the next 12 months and until this offering is approximately 25% subscribed, management expects to maintain our current conservative operating expense levels which may limit growth, but help sustain the business operations. If we fail to raise capital by the end of December 31 2011, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

None of our officers, directors or significant stockholders are obligated to participate in this Offering.

Physicians Capital Corporation, controlled by Dan Ratner, our President, Chief Executive Officer and Chairman of the Board and Donna Ratner, Chief Marketing Officer and Vice Chairman beneficially owns approximately 100% of our common stock prior to the Offering. None of our officers, directors or significant stockholders are obligated to participate in this offering.  As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus.

You could be committed to buying shares of common stock above the prevailing market price.

Once you exercise your basic rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable.  The market price of our shares of common stock may decline prior to the expiration of this offering or a subscribing holder may not be able to sell shares of common stock purchased in this offering at a price equal to or greater than the subscription price.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate this offering at any time prior to the expiration date.  If this offering is terminated, we will have no obligation except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent.

The subscription price determined for this offering is not an indication of the value of our common stock.

The subscription price for the shares in this offering was set by our board of directors and does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value.  You should not consider the subscription price as an indication of the value of our common stock.  After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering primarily for production of inventory, marketing, working capital, as well as mergers and acquisitions, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used.  Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.”  While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering.  Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering.  Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds. The registrant may reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated.

If you do not act on a timely basis and follow subscription instructions your funds may be rejected.

If you desire to purchase common stock in this offering, you must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. We will not be responsible if your custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, as may be extended.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received.  Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment.  We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this offering.

Any uncertified check used to pay for shares to be issued must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

RISKS RELATING TO OUR BUSINESS

We have a history of operating losses, which negatively impacts our liquidity, our ability to operate our business and our public stock price.

As of September 30, 2009, we had an accumulated deficit of $384,638.  For the years ended December 31, 2008 and 2007, we incurred losses from operations of $516,498 and $630,837, respectively.  We also incurred losses from operations of $384,638 and $382,150 during the nine months ended September 30, 2009, and 2008, respectively.

As of September 30, 2009, we had outstanding borrowings of $1,395,431 under our secured open-ended line of credit agreement with Physicians Capital Corporation. We had approximately $0 of available cash and cash equivalents and approximately $130,743 in normal inventory levels as of September 30, 2009.  If we fail to raise additional capital by the end of December 2011, we would expect to have to decrease operating expenses to sustainable operating levels which will curtail the growth of our business. It is contemplated that use of proceeds are to repay debt and if proceeds from the offering are insufficient to repay all the debt when due, either the due date will be automatically extended for additional 12 months and/or partial repayment of approximately 10% - 25% is also acceptable to Management and Note Holder.

Operating losses negatively impact liquidity and our stock price.  In light of our continuing losses, we need to raise funds from outside sources, which may not be available to us on satisfactory terms, if at all.  Moreover, if we continue to suffer losses from operations, the proceeds from our financings (including this offering) may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing.  If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses.  These events could adversely affect our business, results of operations and financial condition.

We have generated insufficient revenues to date, and we may never generate sufficient revenues to achieve profitability.

We may not generate sufficient revenues from product sales in the future to achieve profitable operations.  If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing and product development plans.  In addition, a lack of revenue generation would likely lead to increased losses in the future as we seek to expand our manufacturing capabilities and fund our marketing plans and product development.  This lack of sufficient revenues, among other things, has had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity.  If we are unable to achieve profitability, the market value of our common stock will decline and there would be a material adverse effect on our financial condition.

Additional financing to expand our business may be unavailable to us.

Some or all of the elements of our expansion plan may have to be curtailed or delayed unless we are able to find alternative external sources of working capital.  We would need to raise additional funds to respond to business contingencies, which may include the need to:

☐	fund more rapid expansion,

☐	fund additional marketing expenditures,

☐	enhance our operating infrastructure,

☐	respond to competitive pressures, and

☐	acquire other businesses or engage in other strategic initiatives.

If we need to raise additional financing to support our operations, we cannot assure you that additional financing will be available on terms favorable to us, or at all.  If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures, could be significantly limited.

We may not be able to acquire new beverage, food or supplement products which are important to our growth.

An important part of our strategy is to increase our sales through the acquisition of new beverage, food or supplement products.  We cannot assure you that we will be able to negotiate and acquire products, brands or businesses to market and distribute future products that will enjoy market acceptance.  Our failure to acquire new products, brands, or businesses that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.  We may have higher obsolescent product expense if acquired products fail to perform as expected due to the need to write off excess inventory of the new products or goodwill.

We may not be able to develop new beverage or food products which are important to our growth.

An important part of our strategy is to increase our sales through the development of new beverage or food products.  We cannot assure you that we will be able to continue to develop, market and distribute future products that will enjoy market acceptance.  Our failure to continue to develop new products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.  We may have higher obsolescent product expense if new products fail to perform as expected due to the need to write off excess inventory of the new products.

Our results of operations may be impacted in various ways by the introduction of new products, even if they are accepted in the market, including the following:

☐	Sales of new products could adversely impact sales of existing products,

☐
We may incur higher cost of goods sold and selling, general and administrative expenses in the periods when we introduce new products due to increased costs associated with the introduction and marketing of new products, most of which are expensed as incurred, and

☐	When we introduce new platforms and package sizes, we may experience increased freight and logistics costs as our co-packers adjust their facilities for the new products.

The functional natural beverage and food business is highly competitive.

The functional natural beverage and food industries are highly competitive.  Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.  Competitors in the functional natural   food   industry include manufactures, bottlers and distributors of nationally advertised and marketed products, as well as chain store and private label natural foods.  The principal methods of competition include brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods, and advertising.  We also compete for distributors, shelf space and customers primarily with other natural food companies.  As additional competitors enter the field, our market share may fail to increase or may decrease.  As a small company with a history of losses, we may be unable to respond to competitive pressures, which would have a material adverse effect on our business.

The growth of our revenues is dependent on acceptance of our products by mainstream consumers.

We have dedicated significant resources to introduce our products to the mainstream consumer.  As such, we have increased our sales force and executed agreements with distributors who, in turn, distribute to mainstream consumers at grocery stores, club stores and other retailers.  If our products are not accepted by the mainstream consumer, our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our products.  Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets.  If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass, labels, flavors or packing arrangements, we might not be able to satisfy demand on a short-term basis.  Moreover, industry-wide shortages of certain juice concentrates and sweeteners have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results.  We do not use hedging agreements or alternative instruments to manage this risk.

The loss of our largest customers would substantially reduce revenues.

Our customers are material to our ability to generate revenue.  If we are unable to maintain good relationships with our existing customers, our business could suffer.  Unilateral decisions could be taken by our distributors, and/or convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time, which could cause our business to suffer.

 Whole Foods Market, accounted for approximately 15% of our sales for the none months ended September 30, 2009 and 1% and 0% of our sales in each of 2008 and 2007.  As a result of this customer concentration, the loss of Whole Foods Market as a retailer would substantially reduce our revenues unless and until we replaced that source of revenue.

The loss of our third-party distributors could impair our operations and substantially reduce our financial results.

We depend in large part on distributors to distribute our beverages and other products.  Most of our outside distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice.  Most distributors handle a number of competitive products.  In addition, our products are a small part of our distributors’ businesses.  As a result, such distributors may be more inclined to discontinue their relationship with us than with competitors.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional distributors or other direct store delivery distributors having established sales, marketing and distribution organizations. Many of our distributors are affiliated with and manufacture and/or distribute other soda and non-carbonated brands and other juice beverage products.  In many cases, such products compete directly with our products.

The marketing efforts of our distributors are important for our ability to penetrate our markets and generate revenue.  If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors, and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

United Natural Foods, Inc. accounted for approximately 42% of our sales for the nine months ended September 30, 2009 and 45% and 24% of our sales in 2008 and 2007 respectively.  The loss of this distributor may adversely affect sales in the short term and alternative distribution channels may not be found in a timely manner.  The loss of our third-party beverage distributors could impair our operations and adversely affect our financial performance.

Price fluctuations in, and unavailability of, raw materials, packaging and freight that we use could adversely affect us.

We do not enter into hedging arrangements for raw materials.  Although the prices of raw materials that we use have not increased significantly in recent years, our results of operations would be adversely affected if the price of these raw materials were to rise and we were unable to pass these costs on to our customers.

We depend upon an uninterrupted supply of the ingredients for our products, a significant portion of which we obtain overseas, principally from China, Pacific Islands, and Brazil.  Any decrease in the supply of these ingredients or increase in the prices of these ingredients as a result of any adverse weather conditions, pests, crop disease, interruptions of shipment or political considerations, among other reasons, could substantially increase our costs and adversely affect our financial performance.

We also depend upon an uninterrupted supply of packaging materials, such as glass for our bottles.  We obtain our bottles domestically and Mexico.  Any decrease in supply of these materials or increase in the prices of the materials, as a result of decreased supply or increased demand, could substantially increase our costs and adversely affect our financial performance.

 We also depend upon less than truck load (LTL) freight costs and are subject to fluctuating fuel surcharges.  However, as we increase production and achieve economic scale, our less than truck load (LTL) delivery cost may decrease as we ship more product in full truck loads.

The loss of any of our co-packers or raw material ingredient suppliers could slow sales and impair our operations and substantially reduce our financial results.

We rely on third parties production facilities, called co-packers in our industry, to fill some of our beverages, to produce our glass bottles and to deliver raw materials for our products.  We do not have any agreements with our co-packers or raw material suppliers. The lack of such agreement is normal for food and beverage co-packing. Our line time is scheduled on an appointment basis; even though the company many be able to use many different co-packers and raw material suppliers across the world, we do focus our production to achieve economic scale. There is no assurance that a co-packer will have line time when we need it and we may have to wait for either line-time or raw materials to arrive in time to run production which could cause inventory and sales delays.  If a co-packer or raw material supplier were to go out of business or if there was a raw material shortage it could cause inventory and sales delays.

☐
if any of those co-packers were to refuse our co-packing or have difficulties in producing beverages for us, our ability to produce our beverages would be adversely affected until we were able to make alternative arrangements, and

☐	Our business reputation would be adversely affected if any of the co-packers were to produce inferior quality products.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our ability to obtain market share and generate revenue.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers.  In addition, our business depends on acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales.  It may be too early in the product life cycle of our brands within the Functional Beverage Industry to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers.  We believe that the viability of our product name brands will also be substantially dependent upon acceptance of our product name brands.  Accordingly, any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse affect on our revenues and financial results.

If we are unable to maintain brand image and product quality, or if we encounter other product issues such as product recalls, our business may suffer.

Maintaining a good reputation is critical to our success. If we fail to maintain high standards for product quality, or if we fail to maintain high ethical, social and environmental standards for all of our operations and activities, our reputation could be jeopardized. In addition, we may be liable if the consumption of any of our products causes injury or illness, and we may be required to recall products if they become contaminated or are damaged or mislabeled. A significant product liability or other product-related legal judgment against us or a widespread recall of our products could have a material adverse effect on our business and financial results.

If we are unable to maintain unpaid endorsement, personal brand image or if we encounter other issues such as athlete or celebrity impairment of reputation, our business may suffer.

We have unpaid endorsement from World Record cyclist Antony Galvin.  We are targeting unpaid new celebrity endorsement engagements with musicians, yoga teachers, physical fitness gurus, professional sports athletes and Hollywood celebrities for both unpaid and paid endorsement deals. Such endorsement may not occur and if they occur may significantly impair upon the brands and products image and significantly reduce on future sales if such athlete of celebrity fails to perform or suffers from impairment of their reputation. This could have a material adverse effect on our business and financial results.

  Adverse weather conditions could reduce the demand for our products.

Demand for our products is influenced to some extent by the weather conditions in the markets in which we operate. Unseasonably cool temperatures in these markets could have a material adverse effect on our sales volume and financial results.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue to market our existing products and develop new products to satisfy our consumers’ changing preferences will determine our long-term viability.

Our future viability will depend, in part, upon our continued ability to develop and introduce different and innovative food and beverages.  In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future.  Additionally, many of our products are considered premium products and to maintain market share during recessionary periods, we may have to reduce profit margins, which would adversely affect our results of operations.  In addition, there is increasing awareness and concern for the health consequences of obesity. Product lifecycles for some beverage brands and/or products and/or packages may be limited to a few years before consumers’ preferences change.  The beverages we currently market are in varying stages of their lifecycles and there can be no assurance that such beverages will become or remain profitable for us.  The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences.  We may be unable to achieve volume growth through product and packaging initiatives.  We also may be unable to penetrate new markets.  If our revenues decline, our business, financial condition and results of operations will be materially and adversely affected.

Our quarterly operating results may fluctuate significantly because of the seasonality of our business.

Our highest revenues occur during the spring and summer, the second and third quarters of each fiscal year.  These seasonality issues may cause our financial performance to fluctuate.  In addition, beverage sales can be adversely affected by sustained periods of bad weather.  These fluctuations in our business could have a material adverse effect on our financial performance and public stock price.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies.  If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations.  Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products.  Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely.  Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

  Our manufacturing process is not patented.

None of the manufacturing processes used in producing our products are subject to a patent or similar intellectual property protection.  Our only protection against a third party using our recipes and processes is confidentiality agreements with the companies that produce our beverages and with our employees who have knowledge of such processes.  If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our knowledge, we will have greater difficulty in competing with them for business, and our market share could decline.

We face risks associated with product liability claims and product recalls.

Other companies in the beverage industry have experienced product liability litigation and product recalls arising primarily from defectively manufactured products or packaging.  We maintain product liability insurance insuring our operations from any claims associated with product liability and we believe that the amount of this insurance is sufficient to protect us.  We do not maintain product recall insurance.  In the event we were to experience additional product liability or product recall claim, our business operations and financial condition could be materially and adversely affected.

Our intellectual property rights are critical to our business, and the loss of such rights could materially, adversely affect our business.

On January 23, 2007 Cell-nique® was granted a certificate of registration from the United States Patent and Trademark Office Reg No. 3,201,855. This is our only intellectual property which represents our Brand. To protect the rights it must be renewed before 1-23-13 and again 1-23-17, thereafter it must be renewed every 10 years. We regard the protection of our trademark, trade dress and trade secrets as critical to our company.  We regard our Cell-nique® name as critical to our success and attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement.  Product packages, mechanical designs and artwork are important to our success and we would take action to protect against imitation of our packaging and trade dress and to protect our trademark, as necessary.  We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets.  However, laws and contractual restrictions may not be sufficient to protect the exclusivity of our intellectual property rights, trade dress or trade secrets.  Furthermore, enforcing our rights to our intellectual property could involve the expenditure of significant management and financial resources.  Third parties may infringe or misappropriate our trademark and similar proprietary rights.  Moreover, if we are found to have been deficient in policing our trademarks and proprietary rights, we may lose our rights to such intellectual property. If we lose some or all of our intellectual property rights, our business may be materially and adversely affected.

Loss of our management team, including Dan Ratner, Donna Ratner, it will be more difficult for us to manage our operations and our operating performance could suffer.

Our business is dependent, to a large extent, upon the services of our management team, including Dan Ratner, our founder, Chairman of the Board, President and Chief Executive Officer and Donna Ratner, our Chief Marketing Officer.  We depend on our management team, but especially on the Ratner’s creativity and leadership in running or supervising virtually all aspects of our day-to-day operations.  We do not have a written employment agreement with the Ratners.  In addition, we do not maintain key person life insurance on any of our management team or the Ratners. Therefore, in the event of the loss or unavailability of the Ratners or any other member of the management team to us, there can be no assurance that we would be able to locate in a timely manner or employ qualified personnel to replace him. The loss of the services of any member of our management team or our failure to attract and retain other key personnel over time would jeopardize our ability to execute our business plan and could have a material adverse effect on our business, results of operations and financial condition.

We need to manage our growth and implement and maintain procedures and controls during a time of rapid expansion in our business.

The cost of manufacturing and packaging our products was approximately 43% and 43% of our aggregate revenues in 2008 and 2007, respectively, and 43% of our aggregate revenues for the nine months ended September 30, 2009.  This gross margin places pressure upon our cash flow and cash reserves when our sales increase.  If we are to expand our operations, such expansion would place a significant strain on our management, operational and financial resources.  Such expansion would also require improvements in our operational, accounting and information systems, procedures and controls.  If we fail to manage this anticipated expansion properly, it could divert our limited management, cash, personnel, and other resources from other responsibilities and could adversely affect our financial performance.

Our business may be negatively impacted by a slowing economy or by unfavorable economic conditions or developments in the United States and/or in other countries in which we operate.

A general slowdown in the economy in the United States or unfavorable economic conditions or other developments may result in decreased consumer demand, business disruption, supply constraints, foreign currency devaluation, inflation or deflation.  The current slowdown in the economy or unstable economic conditions in the United States or in the countries in which we operate could have an adverse impact on our business results or financial condition. Our foreign sales (except for Canada) accounted for less than 0% of our sales for the years ended December 31, 2008 and 2007, respectively.

We have operated without independent directors in the past.

We have not had two independent directors through a large portion of our history.  As a result, certain material agreements between related parties of our company have not been negotiated with the oversight of independent directors and were entered into at the absolute discretion of the majority stockholder, Physicians Capital Corporation.  Although we believe that these agreements were entered into upon terms no less favorable than would have been obtained in an arm’s length transaction, these agreements were not subject to independent review and consideration and could therefore be deemed not to have been undertaken on an arm’s length basis.  Please see the “Certain Relationships and Related Transactions” section for specific details of these transactions.

We have a limited operating history; and we may never achieve or sustain profitability.

At September 30, 2009, we had a deficit shareholder’s equity of $1,173,244 and a working capital of $145,592. We were incorporated on August 7, 2008.  We had commenced the commercial sale of Cell-nique in 2006 and have retail sales of approximately $2.6 million to date since 2006.  We have limited track record upon which you can evaluate an investment in our shares.  We have an operating history upon which evaluation of our proposed business can be based.  Our ability to achieve profitable operations is dependent upon a number of factors, including our ability to become a successful market entrant, our ability to effectively manufacture, market and distribute our drinks in commercial quantities, our ability to expand our product base in the future, and our ability to successfully market and sell our products. Furthermore revenues, expenses and cash flow cannot be predicted with certainty.  Our expenses will be variable based on market conditions.

We will rely on an interim working capital line from Physicians capital Corporation to fund operating deficits.  We anticipate, based on our present plan and assumptions, that at a nominal amount (5% Offering sold) of this offering will satisfy our cash requirements for at least 12 calendar months.  However, the shares that are being offered by us under this prospectus are being offered on a best efforts basis, so we may not be able to sell any particular number of shares in this offering and the net proceeds from any shares sold may not be sufficient to allow us to accomplish our business objectives.

Further, if we are unable to raise any significant funds in this offering, we will likely be required to seek additional capital from other sources in the future through additional equity or debt financing or credit facilities.  Any additional equity financing that we obtain will likely involve substantial dilution of our shareholders, and any debt financing would increase the cost of our debt service requirements.  It will be difficult for us to obtain additional capital in the future on acceptable terms or at all.  To date, we have made attempts to identify possible sources for funding but have no commitments for any future funding.  The type, timing and terms of such funding, will be determined by prevailing conditions in the financial markets and our financial condition, among other factors.  If we cannot obtain the financing we need we may have to significantly curtail or reduce our operations.

RISKS RELATING TO OUR BUSINESS

We may experience significant product recalls, which would damage our brand, increase our costs and impair our ability to achieve profitability.

We have no meaningful data regarding the product performance or spoilage of our product or any basis on which we can estimate warranty costs.  If we are subject to significant warranty service requirements or product recalls, potential customers may determine that our drinks are not viable and may choose not to purchase them.  Further, significant warranty service requirements will result in increased costs to us as a result of the costs of replacement of our products and the costs associated with researching and developing solutions to issues raised by warranty claims.  Any significant warranty service requirements or product recalls would increase our costs materially and reduce the value of our brand significantly.

Our operations may become subject to significant governmental regulations in the future.

We are in the business of manufacturing drinks which contain food.  There can be no assurance the regulations concerning the distribution of the foods that we use will not change in the future.  Additionally, in the future and for undetermined reasons need to use other components that have not been approved for use

MARKET RISKS

No market exists for the trading of our securities and no market may ever develop.  Accordingly, you may not have any means of trading the shares you acquire in this offering.

A market does not presently exist for our securities and no assurance can be given that a market will ever develop.  Consequently, you may not be able to liquidate your investment in our securities for an emergency or at any time, and the securities will not be readily acceptable as collateral for loans. Although we may endeavor to establish a trading market for our securities in the future, no assurance can be given as to the timing of this event or whether the market, if established, will be sufficiently liquid to enable an investor to liquidate his investment in us.

RISKS RELATING TO OUR SECURITIES

 There has been no public trading market for our securities and any future market for our securities, may continue to be limited, and be sporadic and highly volatile.

There is currently a no public market for our common stock.  An active market for our shares may not be established or maintained in the future.  Holders of our common stock may, therefore, have difficulty selling their shares, should they decide to do so.  In addition, if developed, such markets may not continue and any shares purchased may be sold incurring a loss.  Any such market price of our shares may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the shares in the future.

In addition, the market price of our common stock may be volatile, which could cause the value of our common stock to decline. Securities markets experience significant price and volume fluctuations.  This market volatility, as well as general economic conditions, could cause the market price of our common stock to fluctuate substantially.  Many factors that are beyond our control may significantly affect the market price of our shares.  These factors include:

☐	price and volume fluctuations in the stock markets,

☐	changes in our revenues and earnings or other variations in operating results,

☐	any shortfall in revenue or increase in losses from levels expected by us or securities analysts,

☐	changes in regulatory policies or law,

☐	operating performance of companies comparable to us, and

☐	general economic trends and other external factors.

Even if an active market for our common stock is established in the future, stockholders may have to sell their shares at prices substantially lower than the price they paid for it or might otherwise receive than if a broad public market existed.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common or preferred stock without stockholder approval.  If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

If we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock.

Because Physicians Capital Corporation controls a large portion of our stock, they can control the outcome, or greatly influence the outcome, of all matters on which stockholders vote.

Dan Ratner, our President, Chief Executive Officer, and Chairman of the Board and Donna Ratner, Vice-Chairman and Chief Marketing Officer beneficially owns approximately 100% of our common stock.  Therefore, the Ratners will be able to control the outcome, or greatly influence the outcome, on all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and any merger, consolidation or sale of all or substantially all of our assets or other transactions resulting in a change of control of our company. In addition, as our Chairman and Chief Executive Officer, Dan Ratners has and will continue to have significant influence over our strategy, technology and other matters.  The Ratners’s interests may not always coincide with the interests of other holders of our common stock.

Our certificate of incorporation and by-laws contain provisions that may discourage, delay or prevent a change in our management team that stockholders may consider favorable.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may have the effect of preserving our current management, such as:

☐	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; and

☐	permitting stockholder action by written consent.

These provisions could allow our board of directors to affect your rights as a stockholder since our board of directors can make it more difficult for common stockholders to replace members of the board.  Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

The application of the "penny stock" rules could adversely affect the market for our stock.

The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

net tangible assets of at least $2 million,  if the issuer has been in continuous operation for three years;

net tangible assets of at least $5 million,  if the issuer has been in continuous operation for less than three years; or

average annual revenue of at least $6 million for each of the last three years.

for our shares,  and of any sales commissions or other compensation payable to any broker or dealer,  or any other related person, involved in the transaction;

send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks. We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

provide detailed written disclosure to buyers of current price quotations.

In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market,  through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

Use of Proceeds

In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned.  The table also shows how we will use the proceeds of the offering.

	Amount of Net Proceeds
	at 5%(1)	at 50%(1)	at 100%(1)
Company Proceeds from the Offering	$3,750,000	$37,500,000	$75,000,000
Less: Offering Expenses (1)	$75,000	$75,000	$75,000
Net Proceeds from Offering	$3,675,000	$37,425,000	$74,925,000
Use of Net Proceeds:
Repayment of Related Party Debt (2)	$600,000	$1,395,431	$1,395,431
General Working Capital (3)	$3,075,000	$36,029,569	$73,529,569
Total Use of Net Proceeds	$3,675,000	$37,425,000	$74,925,000

(1) We intend to utilize the proceeds from this offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that we will sell any shares. We have estimated that offering expenses will not exceed $75,000 and we will be applying first dollars raised to such expense. The registrant may reserve the right to change the use of proceeds, provided that such reservation is due to changes in market conditions, product and/or category acceptance or merchantability, to date we have no other such contingencies or alternatives to the use of proceeds that are indicated above and will make disclosure if an material changes occurs.

(2) We intend to utilize the proceeds from this offering for Repayment of Related Party Debt to Physicians Corporation. At September 30, 2009, the aggregate outstanding principal balance of the Physicians Capital loan was $1,395,431 including an aggregate accrued unpaid interest of $192,035. Cell-nique is in good standing under the terms of the note agreement due on December 31, 2011. The principal terms of the note between Physicians Capital Corporation and Cell-nique Corporation are 8% interest annually based on the average outstanding balance for the quarter and accrue until maturity. It is contemplated that use of proceeds are to repay debt and if proceeds from the offering are insufficient to repay all the debt when due, either the due date will be automatically extended for additional 12 months and/or a partial repayment of approximately 10% - 25% would be acceptable to Management and Note Holder.

(3) The working capital (i.e., monies to be used, including but not limited to due diligence, travel and related out-of-pocket expenses, and consulting fees, if any. Working capital also will be used to pay other costs of our operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. Our current management team does not have any employment agreements and all services rendered are capitalized as non-cash compensation expense and additional paid-in capital. There are not any outstanding amounts due other than the related party working capital loan through Physicians Capital Corporation.  It is contemplated that Management will be engaged in employment contracts in the future, but no negotiations have taken place, Management will hire and negotiate with other third parties to expand the management team, board of directors and consultants in the future, such negotiated amounts will fall under General Working Capital (3). Management is not aware of any circumstances under which such policy may be changed.

The net proceeds of this offering may be used, in management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist, other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount. Outstanding loans may be repaid in part.

We have not and do not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of our officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for repayment of related party debt, reimbursement of out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in our favor or will otherwise not cause us to lose potential opportunities.

None of the proceeds raised hereby will be used to make any loans to our promoters, management or their affiliates or associates of any of our shareholders. Further, we may not borrow funds and use the proceeds therefrom to make payments to our promoters, management or their affiliates or associates other than stated herein.

The following identifies the Use of Proceeds which will enable the Company to expand operations. Proceeds from a fully subscribed offering will allow for substantial growth capital of production, marketing and sales. Management does not anticipate the need for additional funds as sales revenue are expected to generate a positive cash flow that may also offset the total use of funds:

The nature of businesses to be targeted for merger and acquisitions as budgeted below will be in functional food and beverage including but not limited to natural and organic food and beverages brands/companies, supplement or vitamin and/or ingredient suppliers, manufacturing or processing companies. The strategic objective of the Company is to roll-up like minded brands and companies with similar sales channel and operational requirements to achieve high efficiency and productivity from sales and back-office operations.  At the present time, there are no merger and acquisition negotiations.

1. Staffing - Executive, sales, and office labor as well as taxes and benefits.	$1,000,000

2. Working Capital - This will be used to meet operating expenses.	$1,000,000

3. Advertising, Marketing and Public Relations- Magazine, media advertising, shows, events, brochures and videos.	$2,000,000

4. Costs of Goods/Inventory - The Company’s produces inventory in advance of orders.	$1,000,000

5. Acquisitions and Mergers – Purchase of Brands and Companies the fit the strategic objectives of the Company	$68,529,569

The following identifies the Use of Proceeds which will enable the Company to expand operations. Proceeds from a 50% subscribed offering will allow for moderate growth capital of production, marketing and sales. Management may seek additional funds as sales revenue may not generate a positive cash flow:

1. Staffing - Executive, sales, and office labor as well as taxes and benefits.	$1,000,000

2. Working Capital - This will be used to meet operating expenses.	$1,000,000

3. Advertising, Marketing and Public Relations- Magazine, media advertising, shows, events, brochures and videos.	$2,000,000

4. Costs of Goods/Inventory - The Company’s produces inventory in advance of orders.	$1,000,000

5. Acquisitions and Mergers – Purchase of Brands and Companies the fit the strategic objectives of the Company	$31,029,569

The following identifies the Use of Proceeds which will enable the Company to expand operations. Proceeds from a 5% subscribed offering will allow for only nominal capital for production, marketing and sales. Management will continue to seek additional funds. It is contemplated that use of proceeds are to repay debt and if proceeds from the offering are nominal or insufficient to repay all the debt when due, either the due date will be automatically extended for additional 12 months and/or partial repayment is also acceptable to Management and Note Holder allowing for more working capital. The below assumes approximately $600,000 of debt repayment:

1. Staffing - Executive, sales, and office labor as well as taxes and benefits.	$500,000

2. Working Capital - This will be used to meet operating expenses.	$500,000

3. Advertising, Marketing and Public Relations- Magazine, media advertising, shows, events, brochures and videos.	$500,000

4. Costs of Goods/Inventory - The Company’s produces inventory in advance of orders.	$500,000

5. Acquisitions and Mergers – Purchase of Brands and Companies the fit the strategic objectives of the Company	$1,075,000

Plan of Distribution

This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $5.00 per share until all shares are sold or until the offering is terminated on December 31, 2011 or extended for up to 60 days thereafter, at the sole discretion of management. There is no minimum amount that must be raised to make the offering effective.

Authorized and Outstanding
Shares of Stock

	Common Stock	Preferred Stock
Authorized:	49,000,000	1,000,000

	$.00001 par value	$2.00 stated value

Outstanding:
Prior to Offering:	5,000,000	0

After 50% of Offering is sold	37,500,000	0

After Maximum Offering is sold	75,000,000	0

Capitalization

This table represents our capitalization as of September 30, 2009 as adjusted to give effect to this offering.

Shares
Actual
Stockholders Equity
Preferred Stock, $1.80 stated value at date of issuance, $2.00 current stated value
Authorized – 1,000,000 shares
Issued and Outstanding - No shares
Common Stock, $.00001 par value
Authorized - 49,000,000 shares
Issued and Outstanding –
Actual 5,000,000 shares	50

Additional Paid in Capital	(788,656)

Accumulated deficit	$(384,638)

Total Stockholders’ Equity	$(1,173,244)

The above capitalization table excludes Notes Payable to Related Parties: The Physicians Capital loan was $1,395,431 including an aggregate accrued unpaid interest of $192,035. Cell-nique is in good standing under the terms of the note agreement due on December 31, 2011. The principal terms of the note between Physicians Capital Corporation and Cell-nique Corporation are 8% interest annually based on the average outstanding balance for the quarter and accrue until maturity.

Dilution

We were initially capitalized by the sale of common stock to our founders and working capital loans from our founders. The following table sets forth the difference between our founders, subsequent stock distributions and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The table below assumes that 5% amount of shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Insiders	5,000,000	87%	$50	.00001%	$.00001
New Investors	750,000	13%	$3,750,000	99.99%	$5.00

Total	5,750,000	100%	$3,750,050	100%	$5.00

The table below assumes that 50% amount of shares offered hereby are sold.

					Average
	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share

Insiders	5,000,000	40%	$50	.00001%	$.00001
New Investors	7,500,000	60%	$37,500,000	99.99%	$5.00

Total	12,500,000	100%	$37,500,050	100%	$5.00

The table below assumes the maximum amount of the shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Insiders	5,000,000	25%	$50	.00001%	$.00001
New Investors	15,000,000	75%	$75,000,000	99.99%	$5.00

Total	20,000,000	100%	$75,000,050	100%	$5.00

As of September 30, 2009, the net tangible book value of our common stock was $(1,173,244) or ($.00001) per share based on the 5,000,000 shares outstanding. It should also be noted that our net tangible book value is $(1,173,244) since $0 is attributable to our preferred stock and $0 is attributed to our intangible patent. "Net tangible book value of common stock" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 15,000,000 shares, which is the maximum offered in this registration, at an offering price of $5.00 per share and after deducting estimated expenses, our pro-forma net tangible book value of common stock as of that date would $73,751,756 or $3.69 per share, based on the 20,000,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $(1.31) per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

	Shares	Shares	Shares
	5% sold	50% sold	100% sold
Offering price	$5.00	$5.00	$5.00
Net tangible book value before offering	(.23)	(.23)	(.23)

Increase attributable to the offering	0.64	2.99	3.75

Net tangible book value after giving effect to the offering	0.44	2.90	3.69

Per share Dilution to new investors	$4.56	$2.10	$1.31
Percent Dilution per share	91%	42%	26%

We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

Business

Cell-nique began operations in 2006 as an unincorporated division of Physicians Capital Corp. Cell-nique Corporation was incorporated in August 2008 and on December 31, 2008 the assets were transferred at historical cost from the unincorporated division to the Company and the accumulated deficit of the prior operation since inception was recapitalized as additional paid in capital and accumulating deficit was reset to zero.  At this time, Physicians Capital Corporation is the sole shareholder and Dan and Donna Ratner its sole shareholders.  Cell-nique Corporation business office is located in Weston, CT and the Company has rented warehouse space in Shelton, CT and Los Angeles, CA.  We develop, market, distribute and manage unique food and beverage brands and products that are positioned as “better for you” beverages and are targeted to the growing category of “organic/natural/functional” beverage consumers. We own the US patient registered trademark rights to the Cell-nique ® brand, a new functional beverage that is certified organic containing 31 whole superfoods with the following natural properties of nourishing, cleansing, anti-oxidizing and alkaline-forming characteristics that are found in most all natural vegetable, fruit juices and herbs that combine to make our product. We began sales of Cell-nique in 2006.

We sell our products in natural food stores, specialty gourmet, supermarket chains, retail stores, yoga studios and gyms, doctor’s offices and directly on the internet. We primarily sell our products through a network of natural, gourmet and independent food and beverage distributors, as well as directly to consumers.

The natural and organic food, beverage and supplement industry is approximately $68 Billion in annual sales, yet it is fragmented and inefficient with many small businesses with annual sales of less than $5 million.

We see the opportunity to acquire and merge other natural and organic brands under Cell-nique Corporation to reduce the duplication of sales staff and back-office operations.

The organic/natural/functional beverage category combines non-carbonated, ready-to-drink iced teas, lemonades, juice cocktails, single-serve juices and fruit beverages, ready-to-drink dairy and coffee drinks, energy drinks, sports drinks, and single-serve still water (flavored, unflavored and enhanced). The alternative beverage category is the fastest growing segment of the beverage marketplace. Further, according to a 2009 publication of Natural Food Merchandiser September 2009 issue, sales of organic, natural and functional products reached approximately $68 Billion in the United States in 2008.

Category-sales increases were led by beverages offering health benefits and we believe that consumers have altered a shift in priorities from pure weight management to total health management - a shift that is reflected in slower growth of “lo-cal” and “light” products and increased growth in functional beverages. Of growth products the most successful products were those with a health or functional characteristic, such as energy and sport drinks for their performance-enhancing benefits, or ready-to-drink tea for its antioxidant claims. The market was estimated at $68 billion in 2008, and management projects sales of $75 billion by 2013. Based on our direct and indirect knowledge of the beverage and functional beverage industry, we predict:

•	Future category growth will likely be among functional products offering specific health benefits - for example, green superfoods and superjuices, alkalinizing, health and antioxidant products; and

•	With increased availability and greater consumer demand, functional beverages are at the beginning of a major growth wave in the United States as they are strong in Asia, Europe and Middle-East.

Functional beverages are beverages that include ingredients designed to provide specific benefits to the consumer. The sector typically includes juices, smoothies, teas, soy-based and hemp-based drinks, energy drinks, enhanced waters and sports drinks. “Better for you” beverages are a sub-sector of the functional beverage industry which includes drinks designed to provide specific health benefits to consumers.

Products

Our proprietary brand is directed to consumers who prefer organic/natural/functional beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The new age functional beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay higher prices for these products than carbonated soft drinks.

Our nine products are named Cell-nique ® , an organic/natural/functional beverage that contains a high level of nutrition, anti-oxidants, as well as natural cleansing and alkalinizing support from thirty one (31) different vegetables, fruits and herb sources that are combined to make this product. The 31 superfoods combined in our unique formula are the organic juices that are naturally flavored and sweetened with organic agave.

We are currently developing new flavors and packaging concepts and different formulas that support and promote cellular health, fitness and body care. We are constantly evaluating new product offerings, and line extensions as well as evaluating potential markets, products, brands and businesses to acquire. At this time, we are not engaged to acquire any products, brands or businesses.

Sales, Marketing and Distribution

Our sales and marketing strategy is to focus our efforts on developing brand awareness and trial through sampling both in stores and at events. We employ a “PUSH” - “PULL” promotional and advertising strategy (as more particularly described below) to build brand awareness, generate trial/sampling purchases and gain distribution of Cell-nique ® ..  Our three stage “go-to-market” approach first educates the consumer about the product through a combination of advertising and public relations initiatives, then makes the product readily available with direct and three-tier distribution, and finally implement programs to motivate consumers to buy Cell-nique ® ..

“PUSH,” or “getting the product on the shelf,” provides the programs necessary to gain distribution and secure product placement on retailer’s limited shelves space. It consists of customer marketing funds designed to support the customers’ best promotional and consumption-building vehicles, as well as employee incentive and training programs, while providing materials that clearly communicate Cell-nique ’s key brand benefit: “A Farmer’s Market in Every Bottle” “The 1 st Organic Supergreen Drink, Have you Fed your Cells Today?” and “Green-a-licious.” These materials consist of a variety of “communication messages,” including those listed above, as well as shelf and cooler signs, window banners, floor displays with and logo apparel.

“PULL,” or getting the product “off-the-shelf” and into the hands of happy consumers, answers the biggest question posed by buyers: “What are you doing to drive consumers into my store to purchase your product?” Pull programs are designed to entice and educate consumers, while motivating them to sell or purchase our product. Various Pull programs include advertising directed towards the consumer, instant redeemable or mail-in coupons, mail-in money back rebates, retailer loyalty programs, co-branding with complementary products, and education and promotional sampling events. We will employ all of the above to support these programs that reach our targeted audience.

The following are a sample of marketing approaches and tactics we use to build our Cell-nique ® brand:

•	Media advertisements placed with the advice of media buying professionals;

•	Improved and enhanced website and e-mail communication;

•	In-store sales promotions and education/demo sampling;

•	Targeted sponsorship of brand-building events;

•	Endorsements from athletes and participation in athletic event promotions;

•	Trade show marketing; and

Each of these approaches is capital intensive, and additional capital will be needed to continue these efforts.

Distribution and Sales Channels

We currently have a national network of mainstream, natural and specialty food distributors and brokers in the United States. We sell directly to our distributors, who in turn sell to retail stores. We also use our own sales group and independent sales representatives to promote our products for our distributors and direct sales to our retail customers. We have our own national direct sales distribution channel, in addition to smaller local distributors.

One of the main goals of our sales and marketing efforts is to increase the number of sales people and distributors focused on growing our brands. Where a market does not support or lend itself to direct distribution, we intend to enlist local mainstream beverage distributors to carry our products. Our increased efforts in marketing also will require us to hire additional sales representatives and other marketing expenses. We plan to use a portion of the proceeds of the public offering toward hiring the additional sales people needed to support both the expansion of our existing direct distribution and to grow sales through mainstream distributors. We will be dependent upon obtaining the proceeds from the public offering to implement our marketing expansion plans.

Our sales force markets existing products, coordinate promotions and introduce new items.  We also offer our products and promotional merchandise directly to consumers via the Internet through our website, www.cell-nique.com . We plan to improve and expand direct sales and education efforts through the website with a revised offering later this year.

Marketing to Distributors

We market to distributors using a number of marketing strategies, including direct solicitation, telemarketing, trade advertising and trade show exhibition. These distributors include natural food, gourmet food, and mainstream distributors. Our distributors sell our products directly to natural food, gourmet food and mainstream supermarkets for sale to the public. We maintain direct contact with the distributors through our in-house sales managers. In limited markets, where use of our direct sales force is not cost-effective, we utilize food brokers and outside representatives.

Marketing to Retail Stores

We market to retail stores by utilizing trade shows, trade advertising, telemarketing, direct mail pieces and direct contact with the store. Our sales managers and representatives visit these retail stores to sell directly in many regions. Sales to retail stores are coordinated through our distribution network and our regional warehouses.

Direct Sales and Distribution

In September 2006, we started Direct Sales and Distribution (DSD) to stores in Northeast, using a direct hired sales team and our delivery trucks. Our in-house sales manager works directly with our new route drivers and with distributors in the Northeast market area from Maine to Philadelphia. A DSD system allows us to have greater control over our marketing efforts, as we become less dependent on distributors who have relationships with our competitors. In 2007, we added Southern California to our DSD, We hope to expand our DSD network to areas outside of Northeast and Southern California as our resources will allow.

DSD sales represented approximately $75,942, $178,543 and $65,065 in 2008, 2007 and 2006, respectively. These new direct-distribution accounts also include retail locations, including health clubs, gyms, yoga studios, physician and integrative medical offices, corporate and educational institutions, and “mom and pop” convenience stores.

Marketing to Consumers

Advertising . We utilize several marketing strategies to market directly to consumers. Advertising in targeted consumer magazines such as “Fit Yoga” and “Delicious” magazine, in-store discounts on the products, in-store product demonstration, local and regional sampling, coupon advertising, consumer trade shows, event sponsoring and our website www.cell-nique.com are current consumer-direct marketing campaigns.

Special Events and Concert Series. We utilize special events and concerts to market directly to consumers. In 2008, we purchased a promotional bus that has toured the country from Connecticut to California. We have attended many musical events and have exposed Cell-nique to over 50,000 persons per year.

Proprietary Coolers. The placement of in-store branded refrigerated coolers by our competitors has proven to have a significant positive effect on their sales. We are currently testing our own Cell-nique branded coolers in a number of locations.

Sports and Celebrity Endorsement

As part of our marketing and communications campaign to promote Cell-nique ® , we have unpaid endorsement from World Record cyclist Antony Galvin.

We are targeting unpaid new celebrity endorsement engagements with musicians, yoga teachers, physical fitness gurus, professional sports athletes and Hollywood celebrities for endorsement deals in the future. Such celebrities will be the focus of Cell-nique ® advertising campaigns and will conduct public appearances. In addition, our celebrity endorsers will support the Cell-nique ® brand at events and programs that we currently sponsor.

Seasonality

Sales of ready-to-drink beverages traditionally are somewhat seasonal, with the second and third calendar quarters accounting for the highest sales volumes. Cell-nique is targeted as a daily lifestyle functional beverage and tends to have a stronger 1 st and 4 th quarter then our industry. The volume of sales in the beverage business may be affected by weather conditions. Sales of our beverage products may become increasingly subject to seasonal fluctuations. Quarterly fluctuations may also be affected by other factors, including the introduction of new products, the opening of new markets where temperature fluctuations are more pronounced, the addition of new bottlers and distributors, changes in the mix of sales of our finished products and changes in and/or increased advertising, marketing and promotional expenses.

Research and Development

The new age functional beverage category growth is largely sustained by the constant addition of new products, brands and brand extensions. An integral part of our strategy is to develop and introduce innovative products and packages. The development time from inception of the concept through product development and testing to the manufacture and sale of the finished product is several months. Not all new ideas survive consumer research. Our research, development, manufacture, and distribution of Cell-nique ® and other beverage products have thus far been limited by our capital resources.

We are currently engaged in several research and development activities and plan for strategic acquisitions for expanding our line of products and further determining the implications of mixing Cell-nique ® superfood formula with other components such as teas, non-dairy beverages and supplements.

Research and development expenditures are expensed as incurred. Development activities generally relate to creating new products, improving or creating variations of existing products by mixing the formulas with other components such as teas, non-dairy beverages and supplements.  Research and development expenditures were $1,103 and $16,769 for the nine months ended September 30, 2009 and 2008 and $17,486, $31,586 for the years ending 2008 and 2007.

Manufacturing Process

The principal raw materials used are glass bottles which are commonly and readily available in the market place worldwide, as well as vegetables, fruit juice concentrates and herbs which are commonly and readily available in the market place worldwide, the costs and availability of which are subject to fluctuations. Due to the energy price fluctuations that continue to affect the glass industry over the past few years, the prices of glass bottles continue to increase. The prices of raw material ingredients continued to increase in 2007 - 2008. These increased costs, together with other increased costs, primarily energy, gas and freight, resulted in increases in certain product costs that are ongoing and are expected to continue to exert pressure on our gross margins in the foreseeable future.  We purchase raw materials from multiple suppliers and don’t foresee any supply constraints.

We rely on third-party manufacturers to produce our products, using our proprietary formula and flavor ingredients. Chemists continually observe the product-manufacture and production-run and test the finished beverage product and the package integrity. We obtain the raw materials for the manufacture of our products from several sources and arrange for the direct delivery of these raw materials to the third-party manufacturer. We normally pre-pay for the manufacture and packaging materials. We own the finished inventory that is shipped to warehouses upon completion.

We use several suppliers of all necessary raw materials within the United States and also available worldwide. In addition, there are numerous co-packers/bottlers/manufacturers in the United States that can manufacture our products for us. We do not have any written agreements or commitments with our material suppliers, co-packers or manufacturers, and we do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products or committing such manufacturers to provide manufacturing services to us or committing us to purchase any materials or manufacturing services from any specific entities. Principal supplies change from time to time based on price and available, the following list include but are not limited to Organics by Nature, Vitro Packaging, Starwest Botanicals, Pines International and CLD Printing.

Distributors

For the nine months ended September 30, 2009, natural food distributors such as, United Natural Foods, Tree of Life, Natures Best, and Select Nutrition, accounted for approximately 88% of our revenues, with the 12% balance a result of direct sales marketing efforts.  We continue to diversify sales and sales channels. We remain dependent, however, on all of our distributors, and the loss of any of our major distributors would have a material adverse effect on our operating results.

We have no agreements with most of our distributors, and we believe the lack of agreements with United, Tree of Life, Natures Best, Select Nutrition are normal to our business and the natural food industry. These distributors have non-exclusive rights to sell Cell-nique ® and directly compete with each other for customers and distribution throughout the country.

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our product competes with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include:

•	the taste and flavor of our products;

•	trade and consumer promotions;

•	rapid and effective development of new, unique, cutting-edge products;

•	attractive and different packaging;

•	branded product advertising; and

•	pricing.

We also compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution, and secure adequate shelf-space in retail outlets. Competitive pressures in the alternative, energy, and functional beverage categories could cause our products to be unable to gain market share and we could experience price erosion, which could have a material adverse affect on our business and results.

We compete not only for consumer acceptance, but also for maximum marketing efforts by multi-brand licensed bottlers, brokers and distributors, many of which have a principal affiliation with competing companies and brands. Our product competes with all liquid refreshments and with products of much larger and substantially better-financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo, Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods, Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores.

To date, our significant competition includes the following companies:

•	Bossa Nova Beverage Group;

•	Fuze Beverage, LLC;

•	POM Wonderful, LLC;

•	Sambazon, Inc.

•	Naked Juice;

•	Odwalla;

•	Bolthouse Farms;

•	V8 Juice; and

•	GT Kambucha Tea

Fuze Beverage, LLC produces a product line named “ Vitalize,” which are non-carbonated beverages that contain anti-oxidants and electrolytes. POM Wonderful, LLC produces a line of “POM Wonderful Pomegranate Juices,” which contains naturally occurring polyphenol antioxidants, Sambazon, Inc.’s “ Organic Açai Juice with supergreens” contains açai berries and blue agave syrup, Naked, Odwalla, Bolthouse Farms offer superfood/supergreen smoothie drinks, GT Kambucha offers a Supergreen SKU and V8 may be the oldest and best known vegetable drink offers Fusion, Splash and original formula.

Cell-nique is differentiated from the competition in several ways:
•	Cell-nique is vegetable-based not fruit-based resulting in lower calories and natural sugars.
•	Cell-nique uses 31 organic superfoods which is more than competitors and competitors are not organic.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors” and elsewhere in this prospectus.

Historical Development

In 2006, Dan Ratner, our founder and Chief Executive Officer, began development of Cell-nique, his first beverage creation. After 12 months of market and product development, the product was introduced to the health food store market in the Northeast in spring of 2006. By 2007, we expanded and diversified sales through east coast natural food distributors from Maine to Florida and moved our production to a larger facility in New Orleans, LA.  By September 2008, we had expanded and diversified sales of our products nationwide through natural food distributors from coast to coast and moved our production to a larger facility in Milwaukee, WI.  Since inception, Cell-nique’s supergreen drink has sold in excess of 524,000 bottles which represent approximately $2,600,000 in retails sales.

Overview

We develop, manufacture, market and sell organic beverages. “Functional Beverages” is a category that may includes natural soda, vegetable and fruit juices and nutritional drinks, ready-to-drink teas, sports drinks and enhanced water. We currently manufacture, market and sell nine unique flavors:

Cell-nique Super Green Drink
•	Apple
•	Topical
•	Pomegranate
•	Citrus Vanilla
•	Japanese Roasted (Kukicha) Tea
•	Lemon Ginger
•	Berry Grape
•	Root Beer
•	Dark Chocolate

We sell most of our products in specialty gourmet and natural food stores, supermarket chains, retail stores and restaurants in the United States. We primarily sell our products through a network of natural, gourmet and independent distributors. We also maintain an organization of in-house sales managers who work mainly in the stores serviced by our natural, gourmet and mainstream distributors and with our distributors. We work with regional independent sales representatives who maintain store and distributor relationships in a specified territory. In the nationwide, we have our own direct sales and distribution system.

The following table shows a breakdown of net sales with respect to our distribution channels for the periods set forth in the table:

	Direct Sales	% of total sales	Natural Food Distributors	% of total sales	Total Sales	Total Cases
2009*	$41,917	12%	$307,390	88%	$349,307	13,972
2008	$75,942	17%	$371,995	83%	$524,485	19,469
2007	$178,543	73%	$81,500	27%	$260,043	10,190
2006	$65,065	100%	$-	0%	$65,065	1,813
Total	$361,4674		$760,885		$1,198,900	45,444

* as of September 30, 2009

 Historically, we have focused our marketing efforts on natural and gourmet food stores. In 2008, we expanded our marketing efforts to include more mainstream markets. These efforts included selling our products directly to:

•	large retail accounts, such as Whole Foods Markets, Wegmans, Fiesta Markets, Walgreens, as well as expanding into natural food sections (store within a store) in major mass market grocery stores

•	13,000 Independent natural food stores nationwide.

We believe that the increase in net sales over this period comes from three factors:

•	successes in our direct distribution strategy,

•	increases in our core of national distribution to natural and gourmet food stores and mainstream supermarket chains , and

•	increases in our direct sales to large retailers.

Almost as important as increasing our net sales are increasing our gross margins. We continue to work to reduce costs related to production of our products. However, we have encountered difficulties in increasing our gross margins due to certain factors, including:

•	inefficiencies commensurate with a start-up period for 2006 and 2007 due to small batch runs at contracted production facility, and

•	higher freight, glass and production expenses due to the increase in the cost of fuel and ingredients prices.

Intellectual Property

On January 23, 2007 Cell-nique® was granted a certificate of registration from the United States Patent and Trademark Office Reg No. 3,201,855. This is our only intellectual property which represents our Brand. To protect the rights it must be renewed before 1-23-13 and again 1-23-17, thereafter it must be renewed every 10 years. We regard the protection of our trademark, trade dress and trade secrets as critical to our company.  We regard our Cell-nique® name as critical to our success and attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement.  Product packages, mechanical designs and artwork are important to our success and we would take action to protect against imitation of our packaging and trade dress and to protect our trademark, as necessary.  We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets.  However, laws and contractual restrictions may not be sufficient to protect the exclusivity of our intellectual property rights, trade dress or trade secrets.  Furthermore, enforcing our rights to our intellectual property could involve the expenditure of significant management and financial resources.  Third parties may infringe or misappropriate our trademark and similar proprietary rights.  Moreover, if we are found to have been deficient in policing our trademarks and proprietary rights, we may lose our rights to such intellectual property. If we lose some or all of our intellectual property rights, our business may be materially and adversely affected.

Regulation

The United States Department of Agriculture (USDA) and Food and Drug Administration (FDA) issues rules and regulations for the food and beverage industry, including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling of our product. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income, or competitive position. Regulatory guidelines, however, are constantly changing, and there can be no assurance that our product and our third-party manufacturers will be able to comply with ongoing government regulations. Non-compliance with regulation may result in fines, restriction of sales and/or product recalls. The Company is in good standing with USDA and FDA.

There are no governmental approvals necessary to manufacture and sell our food or beverages. The Company, our co-packers and some raw material suppliers must follow USDA’s National Organic Program (NOP) which develops, implements, and administers national production, handling, and labeling standards for organic agricultural products. The NOP also accredits the certifying agents (foreign and domestic) who inspect organic production and handling operations to certify that they meet USDA standards.  Cell-nique is inspected by Oregon Tilth and is in full compliance with USDA NOP regulations.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies.  If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations.  Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products.  Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely.  Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

 Employees

As of September 30, 2009, we had 2 full-time employees which spend approximately 40 per week respectively and who presently capitalize salary and 2 part-time that draw hourly compensation. There are no employee agreements and anyone may be terminated at will. The balance of our 75+ workforces are not our employees, but an outsourced using independent brokerage contracts and other independent contractor agreements to support nationwide operations for sales, merchandising and demo events. All our independent brokers are engaged to represent the brand by selling it into stores in a given territory for a compensation of 5% of net sales payable monthly. All broker agreements may be terminated for any reason with either a 30 or 60 days notice depending upon notice period agreement to. All our merchandisers and demo event representatives are engaged on an as needed basis and offer such services to multiple brands. All such agents meet the IRS and various state employment regulations definition of independent contractor and either work for themselves or other such company which provides said services which include marketing, merchandising and sales support for the Company. The terms of such agreements are subject to the Companies are either cancellation on 30 days notice or engaged for limited time periods. The company has many options to execute its sale and marketing operations which include hiring staff as employees or outsourcing staff field staff to independent contractors. The Company does not see a limitation of qualified workers or independent contractors to operate its business.  None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Financial Condition and Results of Operations

Results of Operations

Three months ended September 30, 2009 Compared to Three months ended September 30, 2008

Sales of $115,733 for the three months ended September 30, 2009 represented an decrease of 13%, as compared to the prior year same period amount of $134,118.  The decrease in revenues is primarily due to expanded sales discounts for the period.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of our ingredients, packaging, production and freight.  Cost of goods sold decreased by 6% to $57,479 during the three months ended September 30, 2009 from $60,832 in 2008.  Our costs of sales on a per-unit basis are approximately 6% lower in the 2009 three month period, over the same prior year period, due to lower commodity prices on certain ingredients and freight fees.    We are also currently negotiating a reduction in glass costs with Vitro Packaging, and anticipate a reduction in our cost of goods sold. At this time the parties have not reached any agreements and there is no assurance that such reduced pricing will be achieved.

Gross Profit

Our gross profit decreased to $58,254 in the three months ended September 30, 2009, from $73,286 in 2008, a decrease of $15,032 or 21%.  The gross profit as a percentage of sales decreased to 50% in 2009, from 54% in 2008.  This gross profit margin decreased is primarily due to expanded sales discounts for the period.

Selling and marketing expenses

Selling and marketing expenses consist primarily of direct charges for staff compensation costs, advertising, sales promotion, marketing and trade shows. Selling and marketing costs decreased to $54,823 in the three months ended September 30, 2009 from $74,373 in 2008, a net decrease of $19,550 or 26%.  The decrease is primarily due to decreases in compensation and travel costs, decreases in advertising promotion and trade shows.

Our strategic direction in sales is to focus on our product placements in an estimated 10,500 natural food stores nationwide. We have found that our most effective sales efforts are to natural food stores.

General and Administrative Expenses

General and administrative expense consists primarily of the cost of executive, administrative, and finance personnel, as well as professional fees. General and administrative expenses decreased to $85,592 during the three months ended September 30, 2009 from $87,901 in the same period of 2008, a net increase of 2,309 or 3%. The decrease in 2009 is primarily due to a decrease in administration cost.

Loss from Operations

Our loss from operations decreased to $146,429 in the three months ended September 30, 2009 from $166,522 in the same period of 2008.

Interest Expense

Interest expense increased to $23,609 in the three months ended September 30, 2009, compared to interest expense of $19,270 in the same period of 2008.  The increase is due to the increased borrowing under a working capital facility.

Nine months ended September 30, 2009 Compared to Nine months ended September 30, 2008

Sales of 349,307 for the nine months ended September 30, 2009 represented a decrease of 17% or $74,874, as compared to the 2008 same period amount of $424,181.  The decrease in revenues is primarily due to a one time new warehouse loading in 2008.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of our ingredients, packaging, production and freight.  Cost of goods sold decreased by 23% to $181,622 during the nine months ended September 30, 2009 from $237,901 in 2008.  Our costs of sales on a per-unit basis are approximately 5% lower in the 2009 nine month period, over the same prior year period, due to lower commodity prices on certain ingredients and reduced freight fees.  We are also currently negotiating for significant reductions in glass costs, and anticipate further reductions in our cost of goods sold.

Gross Profit

Our gross profit decreased to $167,685 in the nine months ended September 30, 2009, from $186,280 in 2008, an decrease of $18,595 or 10%.  The gross profit as a percentage of sales increased to 48% in 2009, from 44% in 2008.  This gross profit margin increase is primarily due to reduced costs of goods sold.

Selling and marketing expenses

Selling and marketing expenses consist primarily of direct charges for staff compensation costs, advertising, sales promotion, marketing and trade shows. Selling and marketing costs decreased to $239,397 in the nine months ended September 30, 2009 from $252,650 in 2008, a net decrease of $13,253 or 5%.

Our strategic direction in sales is to focus on our product placements in an estimated 10,500 natural food stores nationwide. We have found that our most effective sales efforts are to natural food stores.

General and Administrative Expenses

General and administrative expense consists primarily of the cost of executive, administrative, and finance personnel, as well as professional fees. General and administrative expenses increased to $227,119 during the nine months ended September 30, 2009 from $248,065 in the same period of 2008, a net decrease of $20,946 or 8%. The increase in 2009 is primarily due to a decrease in professional fees expense.

Loss from Operations

Our loss from operations decreased to $384,638 in the nine months ended September 30, 2009 from $382,150 in the same period of 2008.

Interest Expense

Interest expense increased to $67,948 in the nine months ended September 30, 2009, compared to interest expense of $53,437 in the same period of 2008.  The increase is due to the increased borrowing under a working capital facility.

Year ended December 31, 2008 Compared to year ended December 31, 2007

Sales of 524,485 for the year ended December 31, 2008 represented an increase of 102% or $264,274, as compared to the 2008 same period amount of $260,211.  The increase in revenues is primarily due to expanded sales to west coast distributors.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of our ingredients, packaging, production and freight.  Cost of goods sold increased by 102% to $299,891 during the year ended December 31, 2008 from $148,533 in 2008.  Our costs of sales on a per-unit basis are approximately 5% lower in the 2008, over the same prior year period, due to lower commodity prices on certain ingredients and reduced freight fees.  We are also currently negotiating for significant reductions in glass costs, and anticipate further reductions in our cost of goods sold.

Gross Profit

Our gross profit increased to $224,594 in the year ended December 31, 2008, from $111,678 in 2008, an increase of $112,916 or 101%.  The gross profit as a percentage of sales is about the same from 49% in 2008, from 49% in 2007.

Selling and marketing expenses

Selling and marketing expenses consist primarily of direct charges for staff compensation costs, advertising, sales promotion, marketing and trade shows. Selling and marketing costs decreased to $157,986 in the year ended December 31, 2008 from $327,013 in 2008, a net decrease of $169,027 or 52%.  The decrease is primary from eliminating direct sales force and working through natural food distributors.

Our strategic direction in sales is to focus on our product placements in an estimated 10,500 natural food stores nationwide. We have found that our most effective sales efforts are to natural food stores.

General and Administrative Expenses

General and administrative expense consists primarily of the cost of executive, administrative, and finance personnel, as well as professional fees. General and administrative expenses increased to $475,193 during the year ended December 31, 2008 from $335,700 in the same period of 2007, a net increase of $139,493 or 42%. The increase in 2008 is primarily due to a non-cash officer compensation expense and professional fees expense.

Loss from Operations

Our loss from operations decreased to $442,895 in the year ended December 31, 2008 from $587,172 in the same period of 2007.

Interest Expense

Interest expense increased to $73,603 in the year ended December 31, 2008, compared to interest expense of $43,665 in the same period of 2007.  The increase is due to the increased borrowing under a working capital facility.

Liquidity and Capital Resources

As of September 30, 2009, we had shareholders equity of ($1,173,244) and we had working capital of $145,592 compared to shareholders equity of ($917,606) and working capital of $165,504 at December 31, 2008. Cash and cash equivalents were $2,754 as of September 30, 2009, as compared to $0 at December 31, 2008. This decrease in our working capital and cash position was primarily attributable to the proceeds from the sale of our inventory, net of the repayment of accounts receivable.  We fund our working capital cash position on September 30, 2009, based on availability under our line of credit with Physicians Capital Corp, we estimate that the Company would draw approximately $150,000 - $250,000 during the next 12 months, assuming the offering is insufficient to meet cash needs.

In the year ended December 31, 2008 and 2007, we had shareholders equity of ($917,606) and we had working capital of $147,608 compared to shareholders equity of ($915,108) and working capital of $104,671 at December 31, 2007. Cash and cash equivalents were $0 as of December 31, 2008, as compared to $0 at December 31, 2007. This increase in our working capital and cash position was primarily attributable to the increase build up in inventory, net of the increases of accounts receivable.  We funded our working capital cash position on December 31, 2008 and 2007, based on credit availability under our line of credit with Physicians Capital Corp.

We believe that the Company has a number of options for gaining the necessary working capital in 2009 needed to fund our seasonality, product launches and other growth plans.  Our primary capital source will be cash flow from operations.  We are also investigating improved working capital loans that more fully value our assets for collateral.  We may raise funds through a combination of equity and debt.  We believe that the Company can become leaner if our sales goals do not materialize, and that our costs can be managed to produce profitable operations.  Historically, we have financed our operations primarily through a line of credit and cash generated from operations.

Net cash used in operations during first nine months of 2009 was $234,111 compared with $95,914 used in operations during the same period in 2008.   Cash used in operations during 2009 was primarily due to an increase in accounts receivable and loss form operations, offset by an increase in inventory and accounts payable.

Net cash used in investing activities of $9,052 during first nine months of 2009 compared with $13,908 during 2008 is primarily the result of equipment purchases.

Net cash provided by financing activities of $245,917 during first nine months of 2009 compared with $397,545 during 2008 was primarily due to proceeds from the working capital loans.

Net cash used in operations during 2008 was $244,188 compared with $608,605 used in operations during the same period in 2007.   Cash used in operations during 2008 was primarily due to an increase in accounts receivable and decreased loss form operations, offset by an increase in inventory and accounts payable.

Net cash used in investing activities of $26,933 during the year of 2008 compared with $86,268 during the year of 2007 is primarily the result of equipment purchases.

Net cash provided by financing activities of $271,121 during the year of 2008 compared with $651,208 during the year of 2007 was primarily due to proceeds from the working capital loans.

Our operating losses have negatively impacted our liquidity and we are continuing to work on decreasing operating losses, while focusing on increasing net sales. We are currently borrowing near the maximum on our line of credit.  We believe that we can raise money through the equity markets.

We may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing and product development plans. In addition, our losses may increase in the future as we expand our manufacturing capabilities and fund our marketing plans and product development. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our common stock will decline and there would be a material adverse effect on our financial condition.

If we continue to suffer losses from operations, the proceeds from our public offering and private placement may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses. These events could adversely affect our business, results of operations and financial condition. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures, could be significantly limited.

 “Best Efforts” – Maximum Sales and No Minimum Sales

We plan to conduct our offering as a “best efforts” basis since there has been no formal commitment for any amount of capital either through individual subscribers or NASD Broker-Dealers.

If the Company should raise the maximum net proceeds from the offering in the amount of $29,925,000 it will be able to expand the Company and acquire other brands and companies.  There is no minimum sale for this offering and all efforts to raise capital are on a best efforts basis.  If the Company does not raise capital it will have to limit its operations to gross operating margins.

Cash Requirements

It is the Company’s intent to raise net proceeds of $74,925,000 from this public offering for strategic growth. The following summarizes anticipated cash requirements to achieve such strategic goals. Should we not raise the net proceeds from this offering we would have to limit our growth and expenditure to our gross operating margins.

Need for Additional Personnel

It is anticipated that with the investment of proceeds from this Offering, the number of employees may increase, even with our outsourcing many tasks. If funds are not available then management will operate at expenditure relative to our gross operating margins.

Going Concern

Our accountant’s report contains a going concern paragraph meaning that to date we have limited operational history.  Our objective is to remain a going concern, and as previously mentioned, we have no plans to cease operations, declare bankruptcy or liquidate any of the Company’s assets and may have extra funds available as debt financing.

As shown in the accompanying financial statements, which include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading, the Company has incurred cumulative net operating losses of $1,816,244 through September 30, 2009 since inception, has a stockholders’ deficit, negative working capital, and is considered a company with limited operating history. Management’s plans include the raising of capital through the equity markets to fund future operations and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations.  Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. Our auditors have concluded in their accountant’s report that these matters raise substantial doubt about the Company’s ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Loans Payable

Previous loans are and have been due to related parties.

Results of Operations

We have engaged in limited operations since 2006.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Substantially all of our working capital needs subsequent to this offering will be attributable to the identification of a suitable target, and thereafter to effectuate a business combination with such target. Such working capital needs are expected to be satisfied from the net proceeds of this offering. Although no assurances can be made, we believe we can satisfy our cash requirements until a business combination is consummated with 10% of the net proceeds derived hereby. Because of the possible indefinite period of time to consummate a business combination and the nature and cost of our expenses related to our search for and analysis of a target, there can be no assurances that our cash requirements until a business combination is consummated will be satisfied with 10% of the net proceeds of this offering. Prior to the conclusion of this offering we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees. See "Risk Factors."

We do not foresee that we would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated. Should we determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in our best interests and our stockholders, we are in general permitted by law to enter into such a transaction if:

(1)  The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

(2)  The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)  The contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Need for Additional Financing

We believe that our existing working capital lines will allow us to continue operations at the present operating expense levels, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event we are able to complete a business combination during this period, we anticipate that our existing capital will be sufficient to allow us to accomplish the goal of completing a business combination. There is no assurance, however, that the available funds will ultimately prove to be adequate to allow us to complete a business combination, and once a business combination is completed, our needs for additional financing are likely to increase substantially.

No commitments to provide additional funds have been made by management or other stockholders other than the Physicians Capital Corporation loan. There is no stated maximum limit on loan with Physicians Capital Corporation and Cell-nique Corporation may draw as needed until maturity to meet its cash requirements.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Critical Accounting Policies

The preparation of the financial statements requires the use of estimates and assumptions. These affect the classification and valuation of assets, liabilities, income, expenses and contingent liabilities. Estimates and assumptions mainly relate to the useful life of noncurrent assets, the discounted cash flows used in impairment testing and the establishment of provisions for litigation, pensions and other benefits, taxes, environmental protection, inventory valuations, sales allowances, product liability and guarantees. Estimates are based on historical experience and other assumptions that are considered reasonable under the circumstances. Actual values may vary from the estimates. The estimates and the assumptions are continually reviewed.

To enhance the information content of the estimates, certain provisions that could have a material effect on the financial position and results of operations are selected and tested for their sensitivity to changes in the underlying parameters. To reflect uncertainty about the likelihood of the assumed events actually occurring, the impact of a 5 percent change in the probability of occurrence is examined in each case. Analysis has not shown other provisions to be materially sensitive.

Critical accounting and valuation policies and methods are those that are both most important to the portrayal of the Company’s financial position, results of operations and cash flows, and that require the application of difficult, subjective and complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain and may change in subsequent periods. The critical accounting policies that we disclose will not necessarily result in material changes to our financial statements in any given period but rather contain a potential for material change. While not all of the significant accounting policies require difficult, subjective or complex judgments, the Company considers that the following accounting policies should be considered critical accounting policies.

Intangible assets and property, plant and equipment

At September 30, 2009 the Company had intangible assets with a net carrying amount of $0 and property, plant and equipment with a net carrying amount of $76,595. At December 31, 2008 and 2007 the Company had intangible assets with a net carrying amount of $0 and property, plant and equipment with a net carrying amount of $84,300 and $74,190 respectively. Intangible assets with finite useful lives and property, plant and equipment are amortized over their estimated useful lives. The estimated useful lives are based on estimates of the period during which the assets will generate revenue.

Intangible assets with finite useful lives and property, plant and equipment are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may no longer be recoverable. Goodwill and intangible assets with indefinite useful lives must be tested annually for impairment. In compliance with SFAS No. 142 (Goodwill and Other Intangible Assets), impairment losses are measured by comparing the carrying amounts to the fair value for intangible assets and to implied fair value for goodwill. Where it is not possible to estimate the impairment loss for an individual asset, the loss is assessed on the basis of the discounted cash flow for the cash-generating unit to which the asset belongs. Estimating the discounted future cash flows involves significant assumptions, especially regarding future sales prices, sales volumes and costs. The discounting process is also based on assumptions and estimations relating to business-specific costs of capital, which in turn are based on country risks, credit risks as well as additional risks resulting from the volatility of the respective line of business. The present value of future cash flows measures an asset’s value based on our continuing use of the asset and its retirement at the end of its useful life.

Stock based compensation

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123R related to accounting for stock-based compensation. As a result, stock options are measured based on the grant-date fair value of the award.

Forward-looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Financial Planning and Historical Information

The Issuer has not registered any of its shares to date.

Ownership of Common Stock

 The Company’s authorized capitalization is currently comprised of 50,000,000 shares of $.00001 par value per share Common stock and 1,000,000 of $2.00 stated value per share Preferred stock.  Of these, 20,000,000 shares of Common will be outstanding following the completion of this Offering. Assuming that the maximum number offered hereunder of 15,000,000 Common Shares are sold, insiders will own 25% of the Company's issued and outstanding common stock. See "Management" and "Risk Factors - Control by Management."

 In addition, shares of authorized Common stock will be reserved for employee benefit plans and directors stock option plans. The details of eligibility and operation of these plans will be established by the Board of Directors at a later date.

 Upon completion of the corporate reorganization, the distribution of the Company Common and Preferred stock will be as follows. See * below,

	Shares
Owner	Common Stock	Percent

Insiders:
(Physicians Capital Corp. which 100% controlled by Dan and Donna Ratner)	5,000,000	25%
New Stock Sale to Investors	15,000,000	75%
Total Shares Outstanding	20,000,000	100%

Preferred Stock	None

Principal Shareholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2009, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of common shares authorized is 50,000,000 shares, each of which is $.00001 per share par value. No shares have been issued to parties owning less then 5% of the outstanding shares. 5,000,000 shares have been issued and are outstanding as follows:

Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.  Unless otherwise indicated, the principal address of each listed executive officer and director is 12 Old Stage Coach Rd, Weston, CT 06883.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)

Directors and Named Executive Officers

Dan Ratner (2)	5,000,000	100
Donna Ratner (2)	5,000,000	100

Directors and executive officers as a group (2 persons)	5,000,000	100

5% or greater stockholders	None	0

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other stockholder.  Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.  Percentage of ownership is based on approximately 5,000,000 shares of common stock outstanding as of the date of this prospectus.

(2)
Physicians Capital Corp is the holder of common stock which is 100% controlled by Dan Ratner and Donna Ratner which are husband and wife and board members.  The same number of shares of common stock is shown for each of them, as they may each be deemed to be the beneficial owner of all of such shares.

Principal Shareholders Showing Both Classes of Stock Common and Preferred
Note: Percent Owned is total Controlling Interest in Company of both Classes together

	Shares Beneficially		Shares Beneficially
	Owned Prior to Offering		Owned After to Offering
	Number	Percent	Number	Percent

Physicians Capital Corp. (100% controlled by Dan and Donna Ratner, Directors)
Common	5,000,000	100%	5,000,000	25%
Pref.	None	0%	None	0%
		100%		25%

Total Shares Outstanding
Common	5,000,000	100%	5,000,000	25%
Pref.	None	0%	None	0%
		100%		25%

Directors and officers as a group – 5,000,000 shares
Controlled through their ownership of Physicians Capital Corporation: Dan Ratner, President/CEO and Donna Ratner, Chief Marketing Officer.

Management

            There are currently 2 occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

Name	Position	Age

Dan Ratner	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	46
Donna Ratner	Chief Marketing Officer and Vice Chairman and Secretary, Director	49

Dan Ratner, founded our company in 2006. Mr. Ratner has served as our Chairman, Chief Executive Officer and Chief Financial Officer since inception. Mr. Ratner has been responsible for our design and products, including the original product recipes, the proprietary manufacturing process and the packaging and marketing strategies. Prior to Founding Physicians Capital Corp in 1996, Mr. Ratner had worked as Vice President at Advanced Health, GE Capital and Linc Group/ABN-AMRO Bank, and Senior Consultant at Price Waterhouse.  Mr. Ratner received a double major B.S. in Accounting and Finance in 1985 from University of Arizona, Tucson.

Donna Ratner has been our Executive Director of Marketing since October 2007.  Ms. Ratner worked as Marketing Manger at CBS Sports and MTV networks in the national marketing department. Ms Ratner marketed and brokered Shenandoah Natural Beef to natural food stores including Whole Foods Market.

Other than the relationship of Dan Ratner and Donna Ratner, none of our directors or executive officers are related to one another.

There are no written employment agreements with any of our officers or key employees, including Dan Ratner or Donna Ratner. We do not have any agreements which provide for severance upon termination of employment, whether in context of a change of control or not.

Executive Advisory Board

We will establish an informal executive advisory board, appointed by Dan Ratner and Donna Ratner. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly, the executive advisory board members intend to devote themselves part-time to our affairs.

Executive Compensation

         No officer or director has received any cash compensation. Until the Company acquires additional capital, it is not intended that any officer or director will receive cash compensation from the Company.  See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. At this time there is no executive compensation agreements and plans for executive compensation have not been contemplated or formalized. Based on a successful Offering such agreements will be contemplated and disclosed accordingly.

The following table summarizes all compensation for interim period and fiscal years 2009, 2008 and 2007 received by our principal executive officer, principal financial officer and the three most highly compensated executive officers who earned more than $100,000 in fiscal year 2008, our “Named Executive Officers”.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total

Dan Ratner , Chief Executive Officer, Chief Financial Officer (1)	2009	$120,000	-	-	-	-	-		$120,000
(1)	2008	$160,000	-	-	-	-	-		$160,000
(1)	2007	$80,000	-	-	-	-	-		$80,000

(1)   Management elected to contribute all compensation earned to the company as equity capital. All amounts are non-cash compensation expensed and capitalized as additional paid-in capital.

 Other Transactions

 All transactions between our company and its officers. directors and 5% or more shareholders will be on terms no less favorable to the Company than that which could be obtained from independent third parties.

Directors' Compensation

 Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

 At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not required to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to 'us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director.

Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time.

Pursuant to our amended bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

Directors and Officers Insurance

 We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

Keyman Life Insurance

 No Keyman insurance has been purchased to date, upon successful raising funds from the offering, life insurance on key personnel is expected to be purchased after the effective date of this offering in amounts up to $2 million, 50% payable to the Company and 50% payable to family beneficiaries. We are planning to purchase such insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The costs of such insurance is not expected to be material.

Conflicts of Interest

 Our officers will devote substantially full-time (40 hours per week) to the affairs of the Company. There will be occasions when the time requirements of our business may conflict with the demands of the officers' other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Certain Transactions

 We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

 None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise. Although this situation could arise.

 We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such a stock issuance might be made.

 It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of the Company except as described under "Executive Compensation" above.

We maintain a nominal office at the residence of our company’s president, for which the company pays $1 per year rent, and for which we anticipate paying same rent in the future. We anticipate that our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates and amounts the Company will to pay rent for such offices.

Cell-nique Corporation has a loan payable to Physicians Capital Corporation, which was the parent company of Cell-nique since inception. Dan and Donna Ratner own and control Physicians Capital Corporation and are majority shareholder of Cell-nique Corporation.  At September 30, 2009, the aggregate outstanding principal balance of the Physicians Capital loan was $1,395,431 including an aggregate accrued unpaid interest of $192,035. Cell-nique is in good standing under the terms of the note agreement due on December 31, 2011. The principal terms of the note between Physicians Capital Corporation and Cell-nique Corporation are 8% interest annually based on the average outstanding balance for the quarter and accrue until maturity. There is no stated maximum limit on loan with Physicians Capital Corporation and Cell-nique Corporation may draw as needed until maturity. It is contemplated that use of proceeds are to repay debt and if proceeds from the offering are insufficient to repay all the debt when due, either the due date will be automatically extended for additional 12 months and/or partial repayment or approximately 10% - 25% is also acceptable to Management and Note Holder.

Description of Securities

 All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

 We are authorized to issue 49,000,000 shares, at a par value of $.00001 per share. As of the date of this prospectus, there are 5,000,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital common stock of the Company will consist of 20,000,000 shares. This assumes that 15,000,000, which is the maximum number of shares offered hereunder, are sold through our self underwriting

 You have the voting rights for your shares.  You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

 You have dividend rights for your shares.  You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

 You have rights if we are liquidated.  Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

 You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people.  This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of $2.00 stated value Preferred Stock. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock or preferred stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series.  The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.  The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Department of State a Certificate of Amendment defining the rights and preferences of each such series.  Documents so filed are matters of public record and may be examined in accordance with procedures of the Department of State, or copies thereof may be obtained from us upon request.

No Preferred Stock share have been designated or issued or outstanding at this time.

Shares Eligible for Future Sale

 Upon completion of this offering, we will have 20,000,000 common shares issued and outstanding assuming all the 15,000,000 maximum number of shares offered herein are sold through our self underwriting. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

 There will be approximately 5,000,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

 The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, to: (i) shorten the holding period for the resale of restricted securities of reporting companies from one year to nine months; (ii) substantially simplify Rule 144 compliance for non-affiliates by allowing non-affiliates of reporting companies to freely resell restricted securities after satisfying a six-month holding period (subject only to the Rule 144(c) public information requirement until the securities have been held for one year) and by allowing non-affiliates of non-reporting companies to freely resell restricted securities after satisfying a 12-month holding period; (iii) for affiliates' sales, revise the manner of sale requirements for equity securities, eliminate such requirements for debt securities and relax the volume limitations for debt securities; (iv) for affiliates' sales, raise the thresholds that trigger Form 144 filing requirements from 500 shares or $10,000 to 5,000 shares or $50,000; (v) simplify and streamline the preliminary note to and other parts of Rule 144 and (vi) codify certain SEC staff interpretations relating to Rule 144.

Other than shortening the holding period for reporting companies’ securities and increasing the Form 144 threshold, the amendments do not relax the other Rule 144 requirements as they affect “affiliates” of an issuer, so private equity and other funds who own more than 10 percent of the issuer, have a seat on the board or otherwise control the issuer will remain subject to the more stringent Rule 144 requirements.
Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

Available Information

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is <http://www.sec.gov>.

We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the President of Cell-nique Corporation., Mr. Dan Ratner, 12 Old Stage Coach Road, Weston CT 06883; Tel.# (203) 856-8550.

Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

 This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

 Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Dividend Policy

 We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

Stock Transfer Agent

Our transfer agent and registrar of the Common Stock is 1st Global Stock Transfer, L.L.C., 7361 Praire Falcon Road, Suite 1110, Las Vegas, NV 89128

Experts

Our financial statements of Cell-nique Corporation. as of and for the years ended December 31, 2008 and December 31, 2007 have been audited by Gruber & Company, LLC, 121 Civic Center Drive, Ste 225, Lake Saint Louis, MO  63367, Phone: 636-561-5639, Fax: 636-561-0735, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

Our balance sheet of as of the nine months ended September 30, 2009 (an interim period) and the nine months ended September 30, 2008 and the related statement of operations, stockholders’ equity, and cash flows for the nine month period then ended, have been reviewed by independent registered public accounting firm Gruber & Company CPA, PLLC in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company

Legal Matters

 There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

 The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. # (516) 371-4598, will pass upon certain legal matters relating to the Offering.

The Company has employed the law firm of Miles Garnett, Esq. for providing legal services in connection with registration of the Company's shares.

 There is no underwriter for this offering. therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. we have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Cell-nique Corporation

We have audited the accompanying balance sheets of Cell-nique Corporation, as of December 31, 2008 and 2007 and the related statements of operations, stockholders' deficit and cash flows for each of the two year periods then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred  to above present fairly, in all material respects, the financial position of Cell-Nique Corporation as of December 31, 2008 and 2007 and the related statements of operations, stockholders' deficit and cash flows for each of the two year periods then ended  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered losses from operations and has a deficit working capital and a deficit in retained earning that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC Gruber & Company, LLC

Lake Saint Louis, Missouri
January 22th 2010

Cell-Nique
Balance Sheets

	Unaudited	Audited (restated)
	Sept 30,	December 31,
	2009	2008
Assets
Current assets
Cash	$2,754	$0
Accounts receivable	17,239	18,116
Inventory	130,743	138,440
Total current assets	150,736	156,556

Machinery and equipment, net	76,595	84,300

Total assets	227,331	240,856

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	5,144	8,948
Notes payable - Shareholder	1,395,431	1,149,514
Total current liabilities	1,400,575	1,158,462

Stockholders' equity
Common stock 5,000,000 shares authorized, issued and outstanding, par value $.00001	50	50
Additional paid-in capital	(788,656)	513,950
Accumulated deficit	(384,638)	(1,431,606)
Total stockholders' equity	(1,173,244)	(917,606)

Total liabilities and stockholders' equity	$227,331	$240,856

See accompanying notes to financial statements

Cell-Nique
Statement of Operations
(Unaudited)

	Unaudited		Unaudited
	For the three months ended		For the nine months ended
	Sept 30,		Sept 30,
	2009	2008	2009	2008

Sales, net	$115,733	$134,118	$349,307	$424,181

Cost of sales	57,479	60,832	181,622	237,901

Gross profit	58,254	73,286	167,685	186,280

Expenses
Selling	54,823	74,373	239,397	252,650
General and administrative	85,592	87,901	227,119	248,065
Research and development	278	123	1,103	2,167
Depreciation	5,736	4,125	16,756	12,111

Total expenses	146,429	166,522	484,375	514,993

Loss from operations	(88,175)	(93,236)	(316,690)	(328,713)

Interest Expense	(23,609)	(19,270)	(67,948)	(53,437)
Income tax	0	0	0	0

Net loss	$(111,784)	$(112,506)	$(384,638)	$(382,150)

Net loss per common share	$(0.02)	$(0.02)	$(0.08)	$(0.08)

Weighted average shares outstanding	5,000,000	5,000,000	5,000,000	5,000,000

See accompanying notes to financial statements

Cell-Nique
Statements of Cash Flows
(Unaudited)

	Unaudited
	For the nine months ended
	Sept 30,
	2009	2008
Cash flows from operating activities
Net loss	$(384,638)	$(253,150)

Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation	16,756	12,111
Changes in assets and liabilities:
Accounts receivable	877	(33,681)
Inventory	7,697	63,212
Officer Compensation Contribution	120,000	120,000
Office Rent	9,000	9,000
Accounts payable and accrued expenses	(3,803)	(13,406)
Net cash (used in)/provided by operating activities	(234,111)	(95,914)

Cash flow from investing activities
Acquisition of machinery and equipment	(9,052)	(13,908)
Net cash (used in) investing activities	(9,052)	(13,908)

Cash flow from financing activities
Additional loans from shareholder	245,917	397,545
Net cash provided by financing activities	245,917	397,545

Cash and cash equivalents:
Net (decrease) increase	2,754	—
Balance at beginning of period	—	—
Balance at end of period	2,754	—

Supplemental cash flow information:
Cash paid for income taxes	—	—
Cash paid for interest

See accompanying notes to financial statements

Cell-Nique
Statement of Stockholders' Deficit
(Unaudited)

			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance December 31, 2006	5,000,000	$50	$249,950	$(284,271)	$(34,271)

Net loss for the year ended December 31, 2007				(630,837)	(630,837)
Non Cash Compensation and Expenses			92,000		92,000
Balance December 31, 2007	5,000,000	50	341,950	(915,108)	(573,108)

Net loss for the year ended December 31, 2008				(516,498)	(516,498)
Non Cash Compensation and Expenses			172,000		172,000
Balance, December 31, 2008	5,000,000	50	513,950	(1,431,606)	(917,606)

Recapitalization of Accumulated deficit Janurary 1, 2009			(1,431,606)	1,431,606	—
Net loss for the three months ended March 31, 2009				(150,476)	(150,476)
Non Cash Compensation and Expenses			43,000		43,000
Balance, March 31, 2009	5,000,000	50	(874,656)	(150,476)	(1,025,082)

Net loss for the three months ended June 30, 2009				(122,378)	(122,378)
Non Cash Compensation and Expenses			43,000		43,000
Balance, June 30, 2009	5,000,000	$50	$(831,656)	$(272,854)	$(1,104,460)

Net loss for the three months ended Sept 30, 2009				(111,784)	(111,784)
Non Cash Compensation and Expenses			43,000		43,000
Balance, Sept 30, 2009	5,000,000	$50	$(788,656)	$(384,638)	$(1,173,244)

See accompany notes to financial statements

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

Note 1 – Operations and Summary of Significant Accounting Policies

Operations

Cell-nique Corporation (the Company”) was organized under the laws of the state of Delaware on August 7, 2008.  Prior to incorporation, the Company was operated as a wholly-owned unincorporated division of Physicians Capital Corporation.  On December 31, 2008, Physicians Capital Corporation transfer all the assets and liabilities to Cell-nique Corporation. The transfer was treated as a recapitalization for accounting purposes and transferred at historical cost. The operations of the surviving entity reported in future financial reports will be those of Cell-nique Corporation.  The Accumulated deficit of unincorporated Cell-nique through December 31, 2008 will be combined with Cell-nique Corporation capital accounts and carried forward as the additional paid in capital of Cell-nique Corporation, the surviving entity as of January 1, 2009 and Accumulated deficit is reset to zero. The new shares in Cell-nique Corporation were issued at par value for a total of $50, which is treated as a reclassification from additional paid in capital to common stock.  No goodwill was recognized in connection with this recapitalization.   Physician Capital Corporation is the sole shareholder and is 100% controlled by Dan and Donna Ratner. Cell-nique Corporation is currently a C Corporation.

The Company’s beginning was in 2006 when its’ founder and Chief Executive officer began development of his first beverage creation.  The Company is engaged primarily in the business of developing, manufacturing, marketing  and sales of organic beverages.  The Company currently offers nine Cell-nique Organic Supergreen Drinks (Apple, Topical, Pomegranate, Citrus Vanilla, Japanese Roasted (Kukicha) Tea, Lemon Ginger, Berry Grape, Root Beer and Dark Chocolate).

The Company owns the US patent registered trademark rights to the Cell-nique ® brand.  The Company sells most of its products in specialty gourmet and natural food stores, supermarket chains, retail stores, and restaurants in the United States.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the nine months ended September 30, 2009 and for the years ended December 31, 2008 and 2007 of $386,638, $516,498 and $630,837 respectively, has a working capital of $145,592 and an Accumulated deficit of $384,638 at September 30, 2009. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s management will continue to advance funds until the Company can raise equity financing to support its operations and growth.

Cash and Cash Equivalents

Cash and cash equivalents include cash in unrestricted deposit accounts and short-term cash investments that have an initial maturity of 90 days or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

Research and development

Research and development expenditures are expensed as incurred. Development activities generally relate to creating new products, improving or creating variations of existing products by mixing the formulas with other components such as teas, non-dairy beverages and supplements.  Research and development expenditures were $1,103 and $16,796 for the nine months ended September 30, 2009 and 2008.

Regulatory bodies

The Company is regulated by the United States Department of Agriculture (USDA) and the Food and Drug Administration (FDA).  The Company is also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety advertising and labeling of the Company’s products.  The Company does not anticipate that compliance with the regulatory provisions will have any material adverse effect upon its capital expenditures, net income, financial position or competitive position

Accounts receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors.  In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected.  In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns and discounts is established through a provision for returns and discounts charged against sales.  Receivables are charged off against the allowance when payments are received or products returned.  The Company has determined that an allowance for doubtful accounts is not necessary as of September 30, 2009 and December 31, 2008.

Equipment and Related Depreciation

Equipment is stated at cost.  Depreciation expense is calculated using accelerated and straight-line methods over the estimated useful lives of the assets as follows:

Useful Life

Automotive equipment	5 Years
Office equipment and computers	5 Years

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” ( “SFAS 144” ), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. Under SFAS 144 impairment losses are to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, The Company believes that, as of September 30, 2009 and December 31, 2008 there were no significant impairments of its long-lived assets.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, and accounts receivables arising from their normal business activities. The Company’s cash balances on deposits with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000 at September 30, 2009.  The Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit.  In assessing the risk, the Company’s policy is to maintain cash balances with high quality financial institutions.  As of September 30, 2009 and December 31, 2008 the Company had $2,754 cash balances and zero respectively.

During the nine months ended September 30, 2009, the Company had three customers who accounted for approximately 55%, 14% and 12% of its sales respectively and during the nine months ended September 30, 2008 the same customers accounted for 25%, 3% and 4% of its sales respectively.  As of September 30, 2009, 2008 the Company had accounts receivable due from these three customers totaling $16,894 (98%) of its total accounts receivable and at September 30, 2008 the Company had accounts receivable due from these three customers totaling $19,808 (96%) of its total accounts receivable.

The Company currently relies on a single contract packer for the majority of its production and bottling of beverage products.  The Company has different packers available for their production of products.  Although there are other packers, a change in packers may cause a delay in the production process, which could ultimately affect operating results.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The adoption of SFAS 157 did not have a material impact on the Company’s fair value measurements.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•
Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. The Company's Level 1 assets include cash equivalents, primarily institutional money market funds, whose carrying value represents fair value because of their short-term maturities of the investments held by these funds.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Company's Level 2 liabilities consist of two liabilities arising from the issuance of a convertible debenture in 2006 and in accordance with EITF 00-19: a warrant liability for detachable warrants, as well as an accrued derivative liability for the beneficial conversion feature. These liabilities are remeasured on a quarterly basis. Fair value is determined using the Black-Scholes valuation model based on observable market inputs, such as share price data and a discount rate consistent with that of a government-issued security of a similar maturity.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

SFAS 157 requires the use of observable market data if such data is available without undue cost and effort.

Cost of Sales

The Company classifies shipping and handling costs of the sale of its products as a component of cost of sales.  For the nine months ended September 30, 2009 and 2008, shipping and handling costs were $25,837 and $38,178 respectively.  In addition the Company classifies lab costs and warehousing costs as costs of sales.  Certain of these costs become a component of the inventory cost and are expensed to costs of sales when the product to which the cost has been allocated is sold.

Advertising

Advertising costs are expensed as incurred and are included in selling expenses.  Total advertising expenses were $12,054 and $25,678 for the nine months ended September 30, 2009 and 2008 respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share.”  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available.  Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since no options to purchase common stock are outstanding at September 30, 2009 or 2008.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition.  Revenues from the sale of the Company’s products are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or services have been rendered), the price is fixed or determinable, and collectability is reasonably assured. A product is not shipped without an order from the customer and credit acceptance procedures performed and approved.  The Company generally ships products F.O.B. shipping point.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

All sales are final, however the Company does allow, although it is not obligated to, returns under certain circumstances.  For customer relations purposes, the Company may allow returns for outdated and spoiled product.  The returned items must be accompanied by a pre-approved return authorization form.  In addition, items may be returned due to manufacturer defect or product recall.  The allowance for returned items is regularly reviewed and adjusted by management based on historical trends.  As of September 30, 2009 and 2008 management has determined that no allowance for returned items is required.

The Company accounts for certain sales incentives, including promotional discounts ranging from 10% - 15% off invoice, and the 1% prompt payment discount as a reduction of gross sales in accordance with Emerging issues Task Force Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products.”

Segment Reporting

The Company follows guidance issued by Statement of Financial Accounting Standards No. 131, (SFAS 131), “Disclosures about Segments of an Enterprise and Related Information.”  SFAS 131 requires certain disclosures regarding is operating segments, as defined by SFAS 131.  Management has determined that the Company operates in only one segment and evaluates its revenues and expenses accordingly and that the disclosure of segment information is not required.

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123R (SFAS 123R), “Accounting for Stock-Based Compensation”.  SFAS 123R establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123R and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for stock issued to non-employees in accordance with EITF No. 96-18, “Accounting for Equity instruments that are Issued to other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services and EITF 00-18 “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees” where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

As there is no trading history and the Company securities are not offered to the public, the Company has determined that the fair value of its stock is the price paid when it raises funds.   For the nine months ended September 30, 2009 and 2008, the Company has not issued stock for compensation.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements", which is an amendment of Accounting Research Bulletin ("ARB") No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." This statement replaces FASB Statement No. 141, "Business Combinations." This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133." SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS 162 will not have an impact on the Company's financial statements.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60." The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 163 will not have an impact on the Company's financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Values When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.”  This FSP provides guidance on (1) estimating the fair value of an asset or liability when the volume and level of activity for the asset or liability have significantly declined and (2) identifying transactions that are not orderly. The FSP also amends certain disclosure provisions of SFAS No. 157 to require, among other things, disclosures in interim periods of the inputs and valuation techniques used to measure fair value. This pronouncement is effective prospectively beginning April 1, 2009. The Company has determined that the impact of this standard will not have a material impact on the Company’s results of operations or financial condition.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (FSP 115-2). This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. FSP 115-2 requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than- temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. This pronouncement is effective April 1, 2009. The Company has determined that  this standard will not have a material impact on the Company’s results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures will be required beginning with the quarter ending September 30, 2009. The Company adopted this standard on September 30, 2009.

Note 2 – Inventory

Inventory is valued at the lower of cost, determined on a first-in, first-out basis, or market, and consists of the following:

	September 30,
	2009	2008

Finished products	$75,810	$44,865
Raw materials	54,932	43,797
	$130,743	$88,662

Note 3 – Machinery and Equipment

Machinery consists of the following:

	September 30,
	2008	2007

Machinery and equipment	$114,727	$96,837

Less – Accumulated depreciation	38,131	16,161
	$76,596	$80,678

Depreciation expense was $16,756 and $12,111 for the nine months ended September 30, 2009 and 2008 respectively.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

Note 4 – Stockholders’ Equity

The Company’s Certificate of Incorporation filed with the State of Delaware on August 27, 2008 authorized the Company to issue 1,000,000 shares of stock with a par value of $.001 per share.  As of June 18, 2009 the Company amended its Certificate of Incorporation to authorize 50,000,000 shares of stock, consisting of 49,000,000 common shares and 1,000,000 preferred shares with a par value of $.00001 per share.

Note 5 – Stock Options

As of September 30, 2009, no options have been issued.

Note 6 – Income Taxes

At September 30, 2009, the Company had available federal and state net operating loss carryforwards to reduce future taxable income.  The amount available was approximately $384,638 for federal and state purposes.  The federal and state net operating loss carryforward expires in 2028.  Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the net operating loss carryforwards.  Accordingly, the Company has not recognized a deferred tax asset for this benefit.

Statement of Financial Accounting Standards No. 109 (SFAS 109) requires that the Company establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.  Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with net operating loss carryforwards, the utilization of the Company’s net operating loss carryforwards will likely be limited as a result of cumulative changes in stock ownership.  The Company has not recognized a deferred asset and, as a result, the change in stock ownership will not result in any change to the valuation allowances.  Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

Significant components of the Company’s deferred income tax assets are as follows as of:

September 30, 2009
Deferred income tax asset:
Net operating loss carry forward	$384,638
Valuation allowance	(384,638)
Net deferred income tax asset	—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

Nine Months Ended September 30, 2008
Federal Statutory tax rate	(34)%
State tax, net of federal benefit	(5)%
Change in valuation	(39)%
Allowance	39%
Effective tax rate	-%

The Company has adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (“FIN 48”) — an interpretation of FASB Statement No. 109, Accounting for Income Taxes.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2009, the Company does not have a liability for unrecognized tax benefits.

Cell-nique Corporation
Notes to Financial Statements
September 30, 2009

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for five years after 2008. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOL’s and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

Note 7 -  Related Party Transactions

The Company has a line of credit with Physicians Capital Corporation, its parent company which is owned by Dan Ratner and Donna Ratner, the Company’s co-founders and sole shareholders.  As of September 30, 2009 and December 31, 2008, the outstanding principal balance of the line of credit was $1,395,431 and $1,149,514, including accrued interest of $192,035 and $124,946 respectively.  Interest accrued for the none month periods ended September 30, 2009 and 2008 was $67,948 and $53,437 respectively. Interest is accrued monthly on the average outstanding balance for the quarter pro-rated at the rate of 8% annually. The line of credit is in good standing and is due December 31, 2011. It is contemplated that use of proceeds are to repay debt and if proceeds from the offering are insufficient to repay all the debt when due, either the due date will be automatically extended for additional 12 months and/or partial repayment of approximately 10% - 25% is also acceptable to Management and Note Holder.

The Company uses a nominal shared office space and pays $1 per year rent which is accounted for at fair market value in the Company's financial statements. Our financial statements do not reflect stand-alone office space expense, if the Company went out and rented stand-alone space, management estimates the rental could be valued at $9,000, $12,000 and $12,000 respectively, for the nine month period ending September 30th, 2009, fiscal year ended December 31, 2008 and 2007.  And the officers did not remunerate themselves in the form of cash or other payments for the stand-alone fair value of the office space. The Company has recorded the office expense and capitalized in additional paid-in capital.

Officers Compensation Expense: Our financial statements reflect officers compensation expense which was contributed as additional paid-in capital since the officers have elected to capitalize their compensations valued at $120,000, $160,000 and $80,000 respectively, for their positions for the nine month period ending September 30th, 2009, fiscal year ended December 31, 2008 and 2007.  And the officers do not remunerate themselves in the form of some other payments for the fair value of the services rendered.

Note 8 – Subsequent Events

In 2009, the FASB issued Statement 165, Subsequent Events , which defines the period after the balance sheet date that subsequent events should be evaluated and provides guidance in determining if the event should be reflected in the current financial statements.  Statement 165 also requires disclosure regarding the date through which subsequent events have been evaluated.  The Company adopted the provisions of Statement 165 as of September 30, 2009.

The Company has evaluated subsequent events through the time the September 30, 2009 financial statements were issued on October 14, 2009.  No events have occurred subsequent to September 30, 2009 that require disclosure or recognition in these financial statements.

Note 9 - Restatement

The previously issued financial statements have been restated and the following financial statements line items were affected by this restatement.

Balance Sheet

	December 31, 2008
	As Orignially
	Stated	Adjustments		As Restated
Assets
Current assets
Accounts receivable	$18,116	$—		18,116
Inventory	138,440	—		138,440
Total current assets	156,556			156,556

Machinery and equipment, net	84,300	—		84,300

Total assets	240,856	—		240,856

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	8,948	—		8,948
Notes payable - Shareholder	1,149,514	—		1,149,514
Total current liabilities	1,158,462	—		1,158,462

Stockholders' equity
Common stock, 5,000,000 shares authorized, issued and outstanding, par value $.00001	50	—		50
Additional paid-in capital	249,950	264,000	(A)	513,950
Accumulated deficit	(1,167,606)	(264,000	)(A)	(1,431,606)
Total stockholders' equity	(917,606)	—		(917,606)

Total liabilities and stockholders' equity	$240,856	$—		$240,856

(A)  Officers compensation and facilities rent contributed by shareholder

Cell-Nique
Balance Sheets

	Audited (restated)
	December 31,
	2008	2007
Assets
Current assets
Accounts receivable	$18,116	$51,797
Inventory	138,440	75,228
Total current assets	156,556	127,025

Machinery and equipment, net	84,300	74,190

Total assets	240,856	201,215

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	8,948	22,354
Notes payable - Shareholder	1,149,514	751,969
Total current liabilities	1,158,462	774,323

Stockholders' equity
Common stock 5,000,000 shares authorized, issued and outstanding par value $.00001	50	50
Additional paid-in capital	513,950	341,950
Accumulated deficit	(1,431,606)	(915,108)
Total stockholders' equity	(917,606)	(573,108)

Total liabilities and stockholders' equity	$240,856	$201,215

See accompanying notes to consolidated financial statements

Cell-Nique
Statement of Operations

	Audited (restated)
	For the years ended
	December 31,
	2008	2007

Sales, net	$524,485	$260,211

Cost of sales	299,891	148,533

Gross profit	224,594	111,678

Expenses
Selling	157,986	327,013
General and administrative	475,193	335,700
Research and development	17,486	31,586
Depreciation	16,824	4,551

Total expenses	667,489	698,850

Loss from operations	(442,895)	(587,172)

Interest expense	73,603	43,665

	(516,498)	(630,837)

Income tax	—	—

Net loss	$(516,498)	$(630,837)

Net loss per common share	$(0.10)	$(0.13)

Weighted average shares outstanding	5,000,000	5,000,000

See accompanying notes to consolidated financial statements

Cell-Nique
Statements of Cash Flows

	Audited (restated)
	For the years ended
	December 31,
	2008	2007
Cash flows from operating activities
Net loss	$(516,498)	$(630,837)

Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation	16,824	4,551
Officers compensation contribution	160,000	80,000
Rent expense contribution	12,000	12,000
Changes in assets and liabilities:
Accounts receivable	33,681	(37,340)
Inventory	63,212	(43,986)
Accounts payable and accrued expenses	(13,407)	50,672
Net cash (used in)/provided by operating activities	(244,188)	(564,940)

Cash flow from investing activities
Acquisition of machinery and equipment	(26,933)	(86,268)
Net cash (used in) investing activities	(26,933)	(86,268)

Cash flow from financing activities
Additional loans from shareholder	271,121	651,208
Net cash provided by financing activities	271,121	651,208

Cash and cash equivalents:
Net (decrease) increase	—	—
Balance at beginning of period	—	—
Balance at end of period	—	—

Supplemental cash flow information:
Cash paid for income taxes	—	—
Cash paid for interest	$5,353	$488

Non-cash financing activities:
Expenses contributed by shareholder	$172,000	$92,000

See accompanying notes to consolidated financial statements

Cell-Nique
Statement of Stockholders' Deficit

	Audited (Restated)
			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance December 31, 2006	5,000,000	$50	$249,950	$(284,271)	$(34,271)

Net loss for the year ended December 31, 2007				(630,837)	(630,837)
Non Cash Compensation and Expenses (Note 7)			92,000		92,000
Balance December 31, 2007	5,000,000	50	341,950	(915,108)	(573,108)

Net loss for the year ended December 31, 2008				(516,498)	(516,498)
Non Cash Compensation and Expenses (Note 7)			172,000		172,000
Balance, December 31, 2008	5,000,000	$50	$513,950	$(1,431,606)	$(917,606)

See accompanying notes to financial statements

Cell-nique Corporation
Notes to Financial Statements (restated)
December 31, 2008 and 2007

Note 1 – Operations and Summary of Significant Accounting Policies

Operations

Cell-nique Corporation (the Company”) was organized under the laws of the state of Delaware on August 7, 2008.  Prior to incorporation, the Company was operated as a wholly-owned unincorporated division of Physicians Capital Corporation. On December 31, 2008, Physicians Capital Corporation transfer all the assets and liabilities to Cell-nique Corporation. The transfer was treated as a recapitalization for accounting purposes and transferred at historical cost. The operations of the surviving entity reported in future financial reports will be those of Cell-nique Corporation.  The Accumulated deficit of unincorporated Cell-nique through December 31, 2008 will be combined with Cell-nique Corporation capital accounts and carried forward as the capital of Cell-nique Corporation, the surviving entity as of January 1, 2009. The new shares in Cell-nique Corporation were issued at par value for a total of $50, which is treated as a reclassification from additional paid in capital to common stock.  No goodwill was recognized in connection with this recapitalization.  Cell-nique was an unincorporated division of Physicians Capital Corporation during the periods of 2008 and 2007 which is a S Corporation.

The Company’s beginning was in 2006 when its’ founder and Chief Executive officer began development of his first beverage creation.  The Company is engaged primarily in the business of developing, manufacturing, marketing  and sales of organic beverages.  The Company currently offers nine Cell-nique Organic Supergreen Drinks (Apple, Topical, Pomegranate, Citrus Vanilla, Japanese Roasted (Kukicha) Tea, Lemon Ginger, Berry Grape, Root Beer and Dark Chocolate).

The Company owns the US patent registered trademark rights to the Cell-nique ® brand.  The Company sells most of its products in specialty gourmet and natural food stores, supermarket chains, retail stores, and restaurants in the United States.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the years ended December 31, 2008 and 2007 of $516,498 and $630,837 respectively, has a deficit working capital of $1,001,906 and $647,298 and an Accumulated deficit of $1,431,606 and $915,108. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s management will continue to advance funds until the Company can raise equity financing to support its operations and growth.

Cash and Cash Equivalents

Cash and cash equivalents include cash in unrestricted deposit accounts and short-term cash investments that have an initial maturity of 90 days or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Research and development

Research and development expenditures are expensed as incurred. Development activities generally relate to creating new products, improving or creating variations of existing products by mixing the formulas with other components such as teas, non-dairy beverages and supplements.  Research and development expenditures were $17,486 and $31,586 for the years ended December 31, 2008 and 2007.

Regulatory bodies

The Company is regulated by the United States Department of Agriculture (USDA) and the Food and Drug Administration (FDA).  The Company is also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety advertising and labeling of the Company’s products.  The Company does not anticipate that compliance with the regulatory provisions will have any material adverse effect upon its capital expenditures, net income, financial position or competitive position

Accounts receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors.  In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected.  In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns and discounts is established through a provision for returns and discounts charged against sales.  Receivables are charged off against the allowance when payments are received or products returned.  The Company has determined that an allowance for doubtful accounts is not necessary as of December 31, 2008 and 2007.

Equipment and Related Depreciation

Equipment is stated at cost.  Depreciation expense is calculated using accelerated and straight-line methods over the estimated useful lives of the assets as follows:

Useful Life

Automotive equipment	5 Years
Office equipment and computers	5 Years

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” ( “SFAS 144” ), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. Under SFAS 144 impairment losses are to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, The Company believes that, as of December 31, 2008 and 2007 there were no significant impairments of its long-lived assets.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, and accounts receivables arising from their normal business activities. The Company’s cash balances on deposits with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000 at December 31, 2008.  The Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit.  In assessing the risk, the Company’s policy is to maintain cash balances with high quality financial institutions.  As of December 31, 2008 and 2007 the Company had no cash balances.

During the year ended December 31, 2008, the Company had three customers who accounted for approximately 55%, 14% and 12% of its sales respectively and during the year ended December 31, 2007 the same customers accounted for 25%, 3% and 4% of its sales respectively.  As of December 31, 2008 the Company had accounts receivable due from these three customers totaling $15,959 (88%) of its total accounts receivable and at December 31, 2007 the Company had accounts receivable due from these three customers totaling $50,385 (97%) of its total accounts receivable.

The Company currently relies on a single contract packer for the majority of its production and bottling of beverage products.  The Company has different packers available for their production of products.  Although there are other packers, a change in packers may cause a delay in the production process, which could ultimately affect operating results.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The adoption of SFAS 157 did not have a material impact on the Company’s fair value measurements.  SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

o Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. The Company's Level 1 assets include cash equivalents, primarily institutional money market funds, whose carrying value represents fair value because of their short-term maturities of the investments held by these funds.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

o Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Company's Level 2 liabilities consist of two liabilities arising from the issuance of a convertible debenture in 2006 and in accordance with EITF 00-19: a warrant liability for detachable warrants, as well as an accrued derivative liability for the beneficial conversion feature. These liabilities are remeasured on a quarterly basis. Fair value is determined using the Black-Scholes valuation model based on observable market inputs, such as share price data and a discount rate consistent with that of a government-issued security of a similar maturity.

o Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

SFAS 157 requires the use of observable market data if such data is available without undue cost and effort.

Cost of Sales

The Company classifies shipping and handling costs of the sale of its products as a component of cost of sales.  For the years ended December 31, 2008 and 2007, shipping and handling costs were $77,062 and $55,558 respectively.  In addition the Company classifies lab costs and warehousing costs as costs of sales.  Certain of these costs become a component of the inventory cost and are expensed to costs of sales when the product to which the cost has been allocated is sold.

Advertising

Advertising costs are expensed as incurred and are included in selling expenses.  Total advertising expenses were $65,678 and $85,087 for the years ended December 31, 2008 and 2007 respectively.

Income Taxes

In 2007 and 2008, the Company was a wholly-owned subsidiary of Physicians Capital Corp., which has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code.  As a result, income and losses of the Company are passed through to its stockholder for federal and state income tax purposes.  Accordingly, no provision is made for federal or state income taxes or benefits pertaining to its net operating loss.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share.”  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available.  Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since no options to purchase common stock are outstanding at December 31, 2008 or 2007.

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition.  Revenues from the sale of the Company’s products are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or services have been rendered), the price is fixed or determinable, and collectability is reasonably assured. A product is not shipped without an order from the customer and credit acceptance procedures performed and approved.  The Company generally ships products F.O.B. shipping point.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

All sales are final, however the Company does allow, although it is not obligated to, returns under certain circumstances.  For customer relations purposes, the Company may allow returns for outdated and spoiled product.  The returned items must be accompanied by a pre-approved return authorization form.  In addition, items may be returned due to manufacturer defect or product recall.  The allowance for returned items is regularly reviewed and adjusted by management based on historical trends.  As of December 31, 2008 and 2007 management has determined that no allowance for returned items is required.

The Company accounts for certain sales incentives, including promotional discounts ranging from 10% - 15% off invoice, and the 1% prompt payment discount as a reduction of gross sales in accordance with Emerging issues Task Force Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products.”

Segment Reporting

The Company follows guidance issued by Statement of Financial Accounting Standards No. 131, (SFAS 131), “Disclosures about Segments of an Enterprise and Related Information.”  SFAS 131 requires certain disclosures regarding is operating segments, as defined by SFAS 131.  Management has determined that the Company operates in only one segment and evaluates its revenues and expenses accordingly  and that the disclosure of segment information is not required.

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123R (SFAS 123R), “Accounting for Stock-Based Compensation”.  SFAS 123R establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123R and values the equity securities based on the fair value of the security on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for stock issued to non-employees in accordance with EITF No. 96-18, “Accounting for Equity instruments that are Issued to other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services and EITF 00-18 “Accounting Recognition for CertainTransactions Involving Equity Instruments Granted to Other Than Employees” where the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

As there is no trading history and the Company securities are not offered to the public, the Company has determined that the fair value of its stock is the price paid when it raises funds.   For the years ended December 31, 2008 and 2007, the Company has not issued stock for compensation.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements", which is an amendment of Accounting Research Bulletin ("ARB") No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." This statement replaces FASB Statement No. 141, "Business Combinations." This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133." SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS 162 will not have an impact on the Company's financial statements.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60." The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 163 will not have an impact on the Company's financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Values When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.”  This FSP provides guidance on (1) estimating the fair value of an asset or liability when the volume and level of activity for the asset or liability have significantly declined and (2) identifying transactions that are not orderly. The FSP also amends certain disclosure provisions of SFAS No. 157 to require, among other things, disclosures in interim periods of the inputs and valuation techniques used to measure fair value. This pronouncement is effective prospectively beginning April 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (FSP 115-2). This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. FSP 115-2 requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than- temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. This pronouncement is effective April 1, 2009. The Company does not believe this standard will have a material impact on the Company’s consolidated results of operations or financial condition.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures will be required beginning with the quarter ending September 30, 2009. The Company is currently evaluating the requirements of these additional disclosures.

  Note 2 – Inventory

Inventory is valued at the lower of cost, determined on a first-in, first-out basis, or market, and consists of the following:

	December 31,
	2008	2007

Finished products	$105,039	$69,850
Raw materials	33,401	7,871
	$138,440	$75,228

Note 3 – Machinery and Equipment

Machinery consists of the following:
	December 31,
	2008	2007

Vehicles	$96,783	$69,850
Office equipment and furniture	8,891	8,891
	$105,674	$78,741
Less – Accumulated depreciation	21,375	4,551
	$84,299	$74,190

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Depreciation expense was $16,824 and $4,551 for the years ended December 31, 2008 and 2007 respectively.

Note 4 – Stockholders’ Equity

The Company’s Certificate of Incorporation filed with the State of Delaware on August 27, 2008 authorized the Company to issue 1,000,000 shares of stock with a par value of $.001 per share.  As of September 19, 2009 the Company amended its Certificate of Incorporation to authorize 50,000,000 shares of stock, consisting of 49,000,000 common shares and 1,000,000 preferred shares with a par value of $.00001 per share.

Note 5 – Stock Options

As of December 31, 2008, no options have been issued.

Note 6 – Income Taxes

At December 31, 2008 the Company was an “S” Corporation for federal income tax purposes.  Therefore no income tax (benefit) is recorded in the accompanying financial statements.  It is managements’ intention that upon the effective date of a future SEC registration statement filing, the date of which is uncertain, that the Company will begin recording income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109).

Note 7 -  Related Party Transactions

The Company has a line of credit with Physicians Capital Corporation, its parent company which is owned by Dan Ratner and Donna Ratner, the Company’s co-founders and sole shareholders.  As of December 31, 2008 and 2007, the outstanding principal balance of the line of credit was $1,149,514 and $751,969, including accrued interest of $124,946 and $51,343 respectively.  Interest accrued for the years ended December 31, 2008 and 2007 was $73,603 and $43,665 respectively. Interest is accrued monthly on the average outstanding balance for the quarter pro-rated at the rate of 8% annually. The line of credit is in good standing and is due December 31, 2011. It is contemplated that use of proceeds are to repay debt and if proceeds from the offering are insufficient to repay all the debt when due, either the due date will be automatically extended for additional 12 months and/or 10% - 25% partial repayment is also acceptable to Management and Note Holder

The Company uses a nominal shared office space and pays $1 per year rent which is accounted for at fair market value in the Company's financial statements. Our financial statements do not reflect stand-alone office space expense, if the Company went out and rented stand-alone space, management estimates the rental could be valued at $12,000 and $12,000 respectively, for the fiscal year ended December 31, 2008 and 2007.  And the officers do not remunerate themselves in the form of some other payments for the stand-alone fair value of the office space. Therefore a non-cash charge for office space rental has been paid to the officers and officer have contributed the amount to additional paid in capital, the net non-cash loss for the fiscal year ended December 31, 2008 and 2007 increased by $12,000 and $12,000 respectively.

Officers Compensation Expense: Our financial statements reflect non-cash officers compensation expense since the officers have elected to forgo their compensations valued at $160,000 and $80,000 respectively, for their positions for the fiscal year ended December 31, 2008 and 2007.  And the officers do not remunerate themselves in the form of some other payments for the fair value of the services rendered. Therefore a non-cash charge for officers compensation been paid to the officers and officer have contributed the amount to additional paid in capital, the net non-cash net loss for the fiscal year ended December 31, 2008 and 2007 increased by $160,000 and $80,000 respectively.

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Note 8 -  Restatement

The previously issued financial statements have been restated and the following financial statements line items were affected by this restatement.

Balance Sheet

	December 31, 2007
	As Orignially
	Stated	Adjustments		As Restated
Assets
Current assets
Accounts receivable	$51,797	$—		51,797
Inventory	75,228	—		75,228
Total current assets	127,025			127,025

Machinery and equipment, net	74,190	—		74,190

Total assets	201,215	—		201,215

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	22,354	—		22,354
Notes payable - Shareholder	751,969	—		751,969
Total current liabilities	774,323	—		774,323

Stockholders' equity
Common stock, 5,000,000 shares
authorized, issued and outstanding,
par value $.00001	50	—		50
Additional paid-in capital	249,950	92,000	(A)	341,950
Accumulated deficit	(823,108)	(92,000	) (A)	(915,108)
Total stockholders' equity	(573,108)	—		(573,108)

Total liabilities and stockholders' equity	$201,215	$—		$201,215

Statement of Operations
	For the year ended December 31, 2007
	As Orignially
	Stated	Adjustments			As Restated

Sales, net	$260,211		$—		$260,211
Cost of sales	148,533		—		148,533
Gross profit	111,678		—		111,678

Expenses
Selling'	327,013		—		327,013
General and administrative	243,700		92,000	(A)	335,700
Research and development	31,586		—		31,586
Depreciation	4,551		—		4,551
Total expenses	606,850		92,000	(A)	698,850

Loss from operations	(495,172)		(92,000	) (A)	(587,172)
Interest expense	(43,665)		—		(43,665)

	(538,837)		(92,000	) (A)	(630,837)

Income tax	—		—		—

Net loss	$(538,837)		$(92,000	) (A)	$(630,837)

Net loss per common share	$(0.11)	$			$(0.13)

Weighted average shares outstanding	5,000,000				5,000,000

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Stockholders' Equity
	For the year ended December 31, 2007
	As Orignially
	Stated	Adjustments		As Restated

Common stock shares
Balance December 31, 2006	5,000,000	—		5,000,000
Balance December 31, 2007	5,000,000	—		5,000,000

Common stock amount
Balance December 31, 2006	50	—		50
Balance December 31, 2007	50	—		50

Additional paid-in capital
Balance December 31, 2006	$249,950	$—		$249,950
Non cash compensation and expenses	—	92,000	(A)	92,000
Balance December 31, 2007	249,860	92,000	(A)	341,860

Retained deficit
Balance December 31, 2006	(284,271)			(284,271)
Net loss for the year ended
December 31, 2007	(538,837)	(92,000	) (A)	(630,837)
Balance December 31, 2007	(823,108)	(92,000	) (A)	(915,108)

Total
Balance December 31, 2006	(34,271)			(34,271)
Balance December 31, 2007	(573,108)	—		(573,108)

Statement of cash flows
	For the year ended December 31, 2007
	As Orignially
	Stated	Adjustments		As Restated
Cash flows from operating activities
Net loss	$(538,837)	$(92,000	) (A)	$(630,837)

Adjustments to reconcile net income /
(loss) to net cash used in operating
activities
Depreciation	4,551			4,551
Officers compensation contribution		80,000	(A)	80,000
Rent expense contribution		12,000	(A)	12,000
Changes in assets and liabilities:
Accounts receivable	(37,340)			(37,340)
Inventory	(43,986)			(43,986)
Accounts payable and accrued expenses	50,672			50,672
Net cash (used in) / provided by
opeating activities	(564,940)	—		(564,940)

Cash flow from investing activities
Acquisition of machinery and equipment	(86,268)	—		(86,268)
Net cash (used in) investing activities	(86,268)			(86,268)

Cash flow from financing activities
Additional loans from shareholder	651,208	—		651,208
Net cash provided by financing activities	651,208			651,208

Cash and cash equivalents:
Net (decrease) increase	—	—		—
Balance at beginning of period	—	—		—
Balance at end of period	—	—		—

Supplemental cash flow information
Cash paid for income taxes	—	—		—
Cash paid for interest	$488	$—		$488

Non-cash financing activities:
Expenses contributed by shareholder	—	92,000	(A)	92,000

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Balance Sheet
	December 31, 2008
	As Orignially
	Stated	Adjustments		As Restated
Assets
Current assets
Accounts receivable	$18,116	$—		18,116
Inventory	138,440	—		138,440
Total current assets	156,556			156,556

Machinery and equipment, net	84,300	—		84,300

Total assets	240,856	—		240,856

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	8,948	—		8,948
Notes payable - Shareholder	1,149,514	—		1,149,514
Total current liabilities	1,158,462	—		1,158,462

Stockholders' equity
Common stock, 5,000,000 shares
authorized, issued and outstanding,
par value $.00001	50	—		50
Additional paid-in capital	249,950	264,000	(A)	513,950
Accumulated deficit	(1,167,606)	(264,000	) (A)	(1,431,606)
Total stockholders' equity	(917,606)	—		(917,606)

Total liabilities and stockholders' equity	$240,856	$—		$240,856

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Statement of Operations
	For the year ended December 31, 2008
	As Orignially
	Stated	Adjustments			As Restated

Sales, net	$524,485		$—		$524,485
Cost of sales	299,891		—		299,891
Gross profit	224,594		—		224,594

Expenses
Selling'	157,986		—		157,986
General and administrative	303,193		172,000	(A)	475,193
Research and development	17,486		—		17,486
Depreciation	16,824		—		16,824
Total expenses	495,489		172,000	(A)	667,489

Loss from operations	(270,895)		(172,000	) (A)	(442,895)
Interest expense	(73,603)		—		(73,603)

	(344,498)		(172,000	) (A)	(516,498)

Income tax	—		—		—

Net loss	$(344,498)		$(172,000	) (A)	$(516,498)

Net loss per common share	$(0.07)	$			$(0.10)

Weighted average shares outstanding	5,000,000				5,000,000

Stockholders' Equity
	For the year ended December 31, 2008
	As Orignially
	Stated	Adjustments		As Restated

Common stock shares
Balance December 31, 2007	5,000,000	—		5,000,000
Balance December 31, 2008	5,000,000	—		5,000,000

Common stock amount
Balance December 31, 2007	50	—		50
Balance December 31, 2008	50	—		50

Additional paid-in capital
Balance December 31, 2007	$249,950	$—		$249,950
Non cash compensation and expenses	—	264,000	(A)	264,000
Balance December 31, 2008	249,860	264,000	(A)	513,860

Retained deficit
Balance December 31, 2007	(823,108)	(92,000)		(915,108)
Net loss for the year ended
December 31, 2008	(344,498)	(172,000	) (A)	(516,498)
Balance December 31, 2008	(1,167,606)	(172,000	) (A)	(1,431,606)

Total
Balance December 31, 2007	(573,108)			(573,108)
Balance December 31, 2008	(917,606)	—		(917,606)

Cell-nique Corporation
Notes to Financial Statements
December 31, 2008 and 2007

Statement of cash flows
	For the year ended December 31, 2008
	As Orignially
	Stated	Adjustments		As Restated
Cash flows from operating activities
Net loss	$(344,498)	$(172,000	) (A)	$(516,498)

Adjustments to reconcile net income /
(loss) to net cash used in operating
activities
Depreciation	16,824			16,824
Officers compensation contribution		160,000	(A)	160,000
Rent expense contribution		12,000	(A)	12,000
Changes in assets and liabilities:
Accounts receivable	33,681			33,681
Inventory	63,212			63,212
Accounts payable and accrued expenses	(13,407)			(13,407)
Net cash (used in) / provided by
opeating activities	(244,188)	—		(244,188)

Cash flow from investing activities
Acquisition of machinery and equipment	(26,933)	—		(26,933)
Net cash (used in) investing activities	(26,933)			(26,933)

Cash flow from financing activities
Additional loans from shareholder	271,121	—		271,121
Net cash provided by financing activities	271,121			271,121

Cash and cash equivalents:
Net (decrease) increase	—	—		—
Balance at beginning of period	—	—		—
Balance at end of period	—	—		—

Supplemental cash flow information
Cash paid for income taxes	—	—		—
Cash paid for interest	$5,353	$—		$5,353

Non-cash financing activities:
Expenses contributed by shareholder	—	172,000	(A)	172,000

(A)  Officers compensation and facilities rent contributed by shareholder

APPENDIX
For Office Use Only:

SUBSCRIPTION AGREEMENT
for
CELL-NIQUE CORPORATION

Common Stock ($5.00 per share)

Persons interested in purchasing common stock of Cell-nique Corporation must complete and return this Subscription Agreement along with their check or money order or wire transfer to:

Cell-nique Corporation
12 Old Stage Coach Road
Weston CT 06883, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

Securities Offered - The Company is offering 15,000,000 shares (par value $.00001 per share) at $5.00 per share. The minimum subscription is 1 share.

Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

Number of Common Shares = ____________

Multiply by Price of Shares       x $5.00 per Share

Aggregate Subscription Price = $ ___________

Check or money order shall be made payable to Cell-nique Corporation.

In connection with this investment in the Company, I represent and warrant as follows:

a)  Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________ , 20__.

b)  I am a bona fide resident of the state of   ________________________________.

c)  The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

Name: _____________________________________ Date:  ___________________

As (check one)

☐  Individual                                     ☐ Tenants in Common                    ☐   Existing Partnership

☐  Joint Tenants                                ☐    Corporation                                  ☐   Trust

☐ Minor with adult custodian under the Uniform Gift to Minors Act         ☐    IRA

For the person(s) who will be registered shareholder(s):

Signature of Subscriber	Residence Address

Name of Subscriber (Printed)	City or Town

Signature of Co-Subscriber State	Zip Code

Name of Co-Subscriber (Printed)	Telephone

Subscriber Tax I.D. or	Co-Subscriber Tax I.D. or
Social Security Number	Social Security Number

E-mail Address (if available)

ACCEPTED BY: CELL-NIQUE CORPORATION.

By:	Date:
Officer

No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

Until December 31, 2011 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Summary	4
Risk Factors	9
Use of Proceeds	22
Plan of Distribution	23
Capitalization	24
Dilution	24
Business	26
Management Discussion of Analysis of Condition and Results of Operations	32
Ownership of Common Stock	41
Principal Shareholders	41
Management	43
Certain Transactions	44
Description of Securities	46
Shares Eligible for Future Sale	47
Available Information	48
Dividend Policy	49
Stock Transfer Agent	49
Experts	49
Legal Matters	49
Index to Financial Statements	50

Cell-nique Corporation

15,000,000

SHARES COMMON STOCK
(par value $.00001 per share)

Cell-nique Corporation
12 Old Stage Coach Road,Weston CT 06883

________, 2010

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and   officers and our stockholders for monetary damages will be limited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of issuance and distribution

SEC Registration Fee	$5,347.50
Legal Fees and Expenses	$25,000
Printing and Engraving Expenses	$5,000
Accountant's Fees and Expenses	$10,000
Contingency Funds	$29,653
Total	$75,000

The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

( a) Unregistered Securities Sold since inception:

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

None

No advertising or general solicitation was employed in offering the shares. The shares were offered for investment only and not for the purpose of resale or distribution. All of the shares issued to the aforementioned persons bear restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder.

ALL COMMON STOCK ISSUANCES OTHER THAN FOR CASH

The following sets forth information relating to all previous issuances of common stock by the Registrant that are at least two years prior which sales were not registered under the Securities Act of 1933.

The following issuances of common stock listed below and totaling No shares were in exchange for various business services performed from inception through September 30, 2009:

The following issuances of common stock listed below and totaling 5,000,000 shares were for founders shares from inception through September 30, 2009:

Physicians Capital Corporation      5,000,000

 The following sets forth information relating to previous issuances of common stock by the Registrant that are less than two years prior which sales were not registered under the Securities Act of 1933.

The above most recent issuances of common stock in exchange
for salary that are not at least two years prior	None

The previous list of all shares issued for other than a cash sales
that are at least two years prior	None

Cash sales of the Company’s common stock	None

Total shares sold for cash and all other transactions total	None

ITEM 27. - EXHIBITS

Index to Exhibits

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

3.1	Articles of Incorporation	Previously filed

3.2	Amendment to Certificate of Incorporation	Previously filed

3.3	Bylaws	Previously filed

5.1	Consent of Miles Garnett, Esq	Previously filed

10.1	Cell-nique Promissory Note	Previously filed

23.1	Consent of Accountants for Audited Statements	Filed herewith

 ITEM 28. Undertakings

The undersigned registrant undertakes:

(1)  To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

To	include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

To
reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

To
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on our behalf by the undersigned, in Weston, County of Fairfield, State of Connecticut, on the dates noted below. In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

(Registrant)           CELL-NIQUE CORPORATION.

President and Chairman of the Board of Directors and Principal Executive Officer

/s/ Dan Ratner	January 22, 2010

and as

Controller & Principal Financial Officer

/s/ Dan Ratner	January 22, 2010

Vice President and Director

/s/ Donna Ratner	January 22, 2010

Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.